(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PAR Technology Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Ronald J. Casciano Chief Executive Officer and President	PAR Technology Corporation 8383 Seneca Turnpike New Hartford, NY 13413

April 17, 2015

Dear Shareholders:

You are invited to attend PAR Technology Corporation’s 2015 Annual Meeting of Shareholders (the “meeting”) to be held on Thursday, May 28, 2015, at 10:00 AM, local time.  The Meeting will be held at Turning Stone Resort, Tower Meeting Rooms (Briar Room), 5218 Patrick Road, Verona, New York 13478.  During the meeting, we will present a report on PAR’s operations, followed by discussion of and voting on the matters set forth in the accompanying Notice of 2015 Annual Meeting of Shareholders and Proxy Statement and discussion of other business matters properly brought before the meeting.  There will also be time for questions.

This Proxy Statement provides information about PAR that is of interest to all shareholders and presents information regarding the business to be conducted at the meeting.

I sincerely hope you will attend our Annual Meeting of Shareholders on May 28, 2015.  Under New York Stock Exchange Rules, your broker is not permitted to vote on your behalf in an uncontested election of directors or corporate governance matters supported by management unless you provide specific instructions. As a result, taking an active role in the voting of your shares has become more important than ever before. Whether or not you plan to attend, you can ensure your shares are represented at the meeting by promptly voting and submitting your proxy over the Internet, by telephone, or, if you have requested a hard copy of the proxy materials, by completing, signing, dating and returning your proxy form in the prepaid envelope provided with the form.

Sincerely,
/s/ Ronald J. Casciono
Chief Executive Officer and President

Important Notice of Internet Availability of
Proxy Materials for the Shareholder Meeting to be held at 10:00 AM local time on May 28, 2015:

The Proxy Statement, Proxy Card and the 2014 Annual Report on Form 10-K are available at:
www.partech.com/investors/proxy

You can access Internet voting at:
www.investorvote.com/PAR

You can access toll free Telephone voting at:
1-800-652-VOTE (8683)

Printed Using Soy Ink

PAR Technology is concerned about our environment and preserving our world’s natural resources.  If you are accessing this document on line, please consider the environment before you print.  If you are reviewing a hard copy of this document, when you are finished, please be considerate of the environment and recycle.

2015 Proxy Summary

This summary is intended to provide a quick source for information contained elsewhere in this Proxy Statement.  This summary does not contain all the information a shareholder should consider and you are encouraged to read the entire Proxy Statement carefully before voting your shares.

Annual Meeting Information:

• Date and Time:	Thursday, May 28, 2015 at 10:00 AM, local time

• Place:	Turning Stone Resort Tower Meeting Rooms (Briar Room) 5218 Patrick Road Verona, New York 13478

• Record Date:	March 30, 2015

Meeting Agenda:

•	Call to Order
•	Report of Operations
•	Questions
•	Election of Directors
•	Approval of the PAR Technology Corporation 2015 Equity Incentive Plan
•	Non-binding advisory vote regarding the compensation of the Company’s Named Executive Officers
•	Transact such other business as may properly come before the meeting

Matters to be voted upon:

Matter	Board’s Recommended Vote	Page Reference for more detail

• Election of Directors	FOR the Director Nominees	3

• Approval of the PAR Technology Corporation 2015 Equity Incentive Plan	FOR	27

• Non-binding advisory vote regarding the compensation of the Company’s Named Executive Officers	FOR	31

i

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 28, 2015

Dear PAR Technology Shareholder:

The 2015 Annual Meeting of Shareholders of PAR Technology Corporation, a Delaware corporation (the “Company”), will be held at Turning Stone Resort, Tower Meeting Rooms (Briar Room), 5218 Patrick Road, Verona, New York 13478 on Thursday, May 28, 2015, at 10:00 AM, local time, for the following purposes:

1.	To elect four (4) Directors of the Company for a term of office to expire at the 2016 Annual Meeting of Shareholders;

2.	To approve the PAR Technology Corporation 2015 Equity Incentive Plan;

3.	To obtain a non-binding advisory vote regarding the compensation of the Company’s Named Executive Officers; and

4.	To transact such other business as may properly come before the Meeting or any adjournments or postponements of the Annual Meeting.

The Board of Directors has set March 30, 2015 as the record date for the Annual Meeting.  This means that owners of the Company's Common Stock at the close of business on March 30, 2015 are entitled to receive this notice and to vote at the Annual Meeting or any adjournments or postponements thereof.  A list of shareholders as of the close of business on March 30, 2015 will be made available for inspection by any shareholder, for any purpose relating to the  Annual Meeting, during normal business hours at our principal executive offices, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413, beginning 10 days prior to the Meeting.  This list will also be available to shareholders at the Meeting.

Every shareholder’s vote is important.  Whether or not you plan to attend in person, we request you vote as soon as possible.  Most shareholders have the option of voting their shares by telephone or via the Internet.  If such methods are available to you, voting instructions are printed on your proxy card or otherwise included with your proxy materials. If you have requested a hard copy of the proxy materials, you may also vote by the traditional means of completing and returning the proxy card in the accompanying postage prepaid envelope. If you vote by the telephone or Internet, there is no need to return your proxy card.

The proxy solicited hereby may be revoked at any time prior to its exercise by: (i) executing and returning to the address set forth above a proxy bearing a later date; (ii) voting on a later date via telephone or Internet; (iii) giving written notice of revocation to the Secretary of the Company at the address set forth above; or (iv) voting at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Viola A. Murdock
Secretary

April 17, 2015

ii

This page intentionally left blank.

iii

PAR Technology Corporation
8383 Seneca Turnpike, New Hartford, NY  13413-4991

April 17, 2015

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PAR Technology Corporation (the “Board”), a Delaware corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held at 10:00 AM, local time, on Thursday, May 28, 2015, at Turning Stone Resort, Tower Meeting Rooms (Briar Room), 5218 Patrick Road, Verona, New York 13478 and at any postponement or adjournment thereof.  The approximate date on which this Proxy Statement, the form of proxy and Annual Report for the fiscal year ending December 31, 2014 are first being sent or given to shareholders is April 17, 2015.

Purpose of Meeting

At the meeting, the shareholders will be asked to consider and vote on the following matters:

1.	To elect four (4) Directors of the Company for a term of office to expire at the 2016 Annual Meeting of Shareholders;

2.	To approve the PAR Technology Corporation 2015 Equity Incentive Plan;

3.	To obtain a non-binding advisory vote regarding the compensation of the Company’s Named Executive Officers; and

4.	To transact such other business as may properly come before the Meeting or any adjournments or postponements of the Annual Meeting.

Each of the proposals is described in more detail in this Proxy Statement.

Record Date, Voting Rights, Methods of Voting

Only shareholders of record at the close of business on March 30, 2015 will be entitled to notice of and to vote at the Meeting or any postponements or adjournments of the Meeting.  As of that date, there were 15,566,599 shares of the Company's Common Stock, par value $0.02 per share (the “Common Stock”), outstanding and entitled to vote.  Treasury shares are not voted.  Each share of Common Stock entitles the shareholder to one vote on all matters to come before the Meeting including the election of the Directors.  The holders of shares representing a majority, or 7,783,300 shares, represented in person or by proxy, shall constitute a quorum to conduct business.

Broker discretionary voting (voting without specific instruction from the shareholder) has been eliminated in connection with uncontested election of directors and corporate governance matters supported by management.  As a result, broker discretionary voting will not be allowed with respect to any of the above proposals. Every shareholder is encouraged to participate in voting.

The Company has also been advised that many states are strictly enforcing escheatment laws and requiring shares held in “inactive” accounts to escheat to the state in which the shareholder was last known to reside.  One way shareholders can ensure their account is active is to vote their shares.

Shareholders may vote in person or by proxy.  Shareholders of record can vote by telephone, via the Internet or at the Meeting.  If you are a beneficial shareholder, please refer to your proxy card or the information forwarded to you by your bank, broker or other holder of record to identify which voting options are available to you.  If you take advantage of telephone or Internet voting, you do not need to return your proxy card.  Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 3:00 AM Eastern Time on May 28, 2015.

A shareholder’s right to attend the Meeting and vote in person will not in any way be affected by the method by which the shareholder has voted.  The last vote of the shareholder is controlling.  If shares are held in the name of a bank, broker or other holder of record, the shareholder must obtain a proxy, executed in their favor, from the holder of record to be able to vote at the Meeting.  All shares that have been properly voted and not revoked will be voted at the Meeting.  When proxies are returned properly executed, the shares represented by the proxies will be voted in accordance with the directions of the shareholder.  In those instances where proxy cards are signed and returned, but fail to specify the shareholder’s voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.  The proxy solicited hereby may be revoked at any time prior to its exercise by: (i) executing and returning to the address set forth above a proxy bearing a later date; (ii) voting on a later date via telephone or Internet; (iii) giving written notice of revocation to the Secretary of the Company at the address set forth above; or (iv) voting at the Meeting.

Voting

With respect to the election of the Directors, a shareholder may: (i) vote “FOR” the nominees named in this Proxy Statement; or (ii) “WITHHOLD AUTHORITY” to vote for any or all such nominees.  The election of the Directors requires a plurality of the votes cast.  Accordingly, withholding authority to vote for any Director nominee will not prevent the nominee from being elected.

With respect to the approval of the PAR Technology Corporation 2015 Equity Incentive Plan, a shareholder may: (i) vote “FOR”; (ii) vote “AGAINST”; or (iii) “ABSTAIN” from voting.  A “FOR” vote of a majority of votes cast by the holders of Common Stock present and represented by proxy and entitled to vote on this proposal (a quorum being present) is required to approve the 2015 Equity Incentive Plan.  A vote to “ABSTAIN” from voting on this matter has the legal effect of a vote “AGAINST” the matter.  This is a “non-routine” proposal and therefore, banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf in connection with this proposal.  These “non-voted shares” will be considered shares not present and entitled to vote on this matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

With respect to the non-binding advisory vote regarding the compensation of the Company’s Named Executive Officers, a shareholder may: (i) vote “FOR”; (ii) vote “AGAINST”; or (iii) “ABSTAIN” from voting.  For this proposal, the vote is advisory and not binding on us or the Board in any way.  Therefore, there is no vote required for approval.  However, the Board and the Compensation Committee will take into account the outcome of the vote when making future decisions regarding our executive compensation programs.

With respect to any other matter that properly comes before the Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

Electronic Access to Proxy Materials and Annual Report

This Proxy Statement, Form of Proxy and the Company’s Annual Report to its shareholders for the year ended December 31, 2014, including audited consolidated financial statements are available on the Company’s web site at www.partech.com/investors/proxy.

Proxy Solicitation and Costs

In addition to the use of the Internet and mail service, directors, officers, employees and certain stockholders of the Company may solicit proxies on behalf of the Company personally, by telephone or by facsimile or electronic transmission.  No additional compensation will be paid to such individuals.  The Company will bear the cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of the Notice of Internet Availability, this Proxy Statement and any additional information furnished to shareholders.  The Company will also bear the cost of the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of shares of the Company’s Common Stock.  The Internet and telephone voting procedures are designed to verify a shareholder’s identity, allows the shareholder to give voting instructions and confirm that such instructions have been recorded properly.

Proposal 1:  Election of Directors

Pursuant to the Company’s Certificate of Incorporation, as amended in 2014, the Board of Directors (the “Board”) is no longer classified under Section 141(d) of the General Corporation Law of the State of Delaware and directors are no longer divided into three classes.  Effective as of the 2015 Annual Meeting of Shareholders and each annual meeting of shareholders thereafter, all directors (other than those who may be elected by the holders of any series of preferred stock, voting as a separate class) are elected for a one-year term expiring at the next annual meeting of shareholders.  Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.  Therefore, at this Meeting, directors will be elected for a one-year term expiring at the Annual Meeting held in 2016.  The four nominees of the Board of Directors are all currently members of the Board and have been nominated for election by the Board upon recommendation of the Nominating and Corporate Governance Committee and each has consented to stand for re-election.  After the election of four directors at the Meeting, there will be one vacancy on the Board. The Board plans to fill the vacancy in due course following the selection of a suitable candidate, in accordance with our Certificate of Incorporation, as amended.

The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.  In the event that any of the nominees shall become unable or unwilling to accept nomination or election as a director, it is intended that such shares will be voted, by the persons named in the Form of Proxy, for the election of a substitute nominee selected by the Board, unless the Board should determine to reduce the number of directors pursuant to the By-Laws of the Company.

The names of the nominees, their ages as of April 17, 2015, the year each first became a director are set forth in the following table.

Nominees for Director	Age	Director Since
Ronald J. Casciano	61	2013
Paul D. Eurek	55	2014
Dr. John W. Sammon	76	1968
Todd E. Tyler	52	2014

The Board of Directors unanimously recommends a vote FOR the proposal to elect Messrs. Casciano, Eurek, Tyler and Dr. Sammon.  Unless a contrary direction is indicated, shares represented by valid proxies and not so marked as to withhold authority to vote for the nominees will be voted FOR the election of the nominees.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

DIRECTOR NOMINEES

Below are summaries of the background, business experience and description of the principal occupation of each of the nominees.

Ronald J. Casciano.  Mr. Casciano was appointed Director and named Chief Executive Officer and President of PAR Technology Corporation in March 2013 and has been Treasurer of the Company since 1995.  Prior to his promotion to CEO and President, Mr. Casciano, a Certified Public Accountant, had been Vice President, Chief Financial Officer and Treasurer of the Company since June 1995.  In May 2012, he was promoted to Senior Vice President.  Mr. Casciano held the office of Chief Accounting Officer of the Company from 2009 until his promotion in May 2012.  Having joined the Company in 1983, Mr. Casciano brings to the Board his financial acumen, management experience and knowledge of the Company’s operations gained from the several leadership roles and broad based management responsibilities he has had with the Company, including accounting, finance, investor relations, information technology, human resources, facilities and currently as Chief Executive Officer of the Company.  Mr. Casciano formerly served as a member of the Board of Directors and Chairman of the Audit Committee of Veramark Technologies, Inc., a position he held from 2011 until the sale of that company in 2013.

Paul D. Eurek.  Mr. Eurek is the President of Xpanxion LLC (UST Global Group), serving in that capacity since 1998 when he founded the company.  Privately held Xpanxion is a professional services and software development company focused on cloud centric technology headquartered in Atlanta, Georgia.  Mr. Eurek is also the co-founder and founding Chief Executive Officer of Hi Tech Partners Group a start-up incubator and investment company, also founded in 1998.  Since 2013, Mr. Eurek has served as a member of the board of directors and is presently Chairman of the Board of Invest Nebraska Corporation, a 501(c)(3) corporation which operates as an investment and funding vehicle for the State of Nebraska and other organizations.  Mr. Eurek previously served as the President and Chief Executive Officer of Compris Technologies, Inc. which he founded in 1992 and by 1997 grew to a global provider of retail enterprise systems when it was acquired by NCR Corporation.  Mr. Eurek contributes his deep understanding of global hospitality technology, cloud based systems and implementation experience, executive and organizational management proficiencies and knowledge of strategic planning.  Mr. Eurek serves as the Chairman of the Compensation Committee and has been a Director since July 22, 2014.

Dr. John W. Sammon.  Dr. Sammon is the founder of the Company and served as the Company’s Chief Executive Officer, President and Chairman of the Board until he retired from his management role in the Company and stepped down as Chairman of the Board in April, 2011.  The extensive experience gained as leader of the Company since its inception, as well as from the various senior executive capacities he has held with the Company’s subsidiaries, gives Dr. Sammon an in depth understanding of the Company’s business and its customers.  Dr. Sammon also brings to the Board his extensive leadership experience, strategic planning and broad organizational development expertise.  In April, 2011, Dr. Sammon was named Chairman Emeritus of the Board.  Dr. Sammon has been a director of the Company since 1968.  Dr. Sammon is the father of Karen E. Sammon, an Executive Officer of the Company serving as President of a wholly owned subsidiary of the Company, ParTech, Inc., and John W. Sammon, III, who serves as Vice President and General Manager of the SureCheck® business within ParTech, Inc.

Todd E. Tyler.  Mr. Tyler is an Executive in Residence for Battery Ventures L.P. a venture capital and private equity firm which focuses on cutting-edge technology businesses, a position he has held since July 2014.  Mr. Tyler also serves as a Venture Partner for Frontier Capital which provides capital to middle market software and business services companies and has served in that capacity since January 2014.  In July, 2014, Mr. Tyler joined the Board of Directors of NetDocuments as an Executive Board Member serving as a mentor to the management team.  NetDocuments is a cloud based software company providing document and email management solutions to the legal industry.  From April 2001 to October 2013, Mr. Tyler was the President, CEO and member of the Board of Directors of Lanyon, Inc. which provides cloud-based software for the meeting and events industry and transient hotel programs.  Lanyon was acquired by Vista Equity Partners in December 2012.  Prior to joining Lanyon, Mr. Tyler served as the Chief Financial Officer, General Counsel and member of the Board of Directors of a wholly owned subsidiary of CenterPoint Energy (formerly known as Reliant Energy, Inc.) from April 2000 to March 2001.  Mr. Tyler is an attorney and a member in good standing of the State Bar of Texas and is also a financial expert within the meaning of the rules of the Securities and Exchange Commission.  Mr. Tyler brings to the Board his financial reporting and risk management proficiencies, global hospitality technology experience, as well as a solid background in strategic planning and executive and organizational development. Mr. Tyler serves as the Chairman of the Nominating/Corporate Governance Committee and has been a Director since July 28, 2014.

DEPARTING DIRECTOR

Below is a summary of the background, business experience and description of the principal occupation of departing director, John S. Barsanti.

John S. Barsanti.  Mr. Barsanti has been the Chief Operating Officer for the Roman Catholic Diocese of Syracuse since April 2010.  The diocese serves Catholic members living in seven counties in central New York overseeing parishes, Catholic Schools, and other entities within those counties.  Ensuring the diocese has effective operational controls and processes Mr. Barsanti assists the presiding Bishop with strategic business decisions.  Since 2004, Mr. Barsanti has also been a member of Torridon Companies, LLC a private equity firm based in Syracuse, New York.  Mr. Barsanti founded the Barsanti Group consulting business and has been the CEO since its establishment in 2004 assisting family owned companies to improve operations in turnaround situations.  From July 2000 to February 2004, Mr. Barsanti served as President of Crane Merchandising Systems (CMS).  CMS is a manufacturer of automatic merchandising equipment with distribution networks around the world.  Mr. Barsanti brings to the Board his financial acumen, being qualified as a financial expert within the meaning of the rules of the Securities and Exchange Commission; business operational experience and his knowledge of financial reporting and risk management.  Mr. Barsanti serves as the Chairman of the Board, was selected by the independent directors to be the Presiding Director of the Independent Directors and is Chairman of the Audit Committee.  Mr. Barsanti has been a Director since July 2, 2014.

EXECUTIVE OFFICERS

The following lists all persons who served as executive officers of the Company during all or part of 2014, and all persons chosen to become executive officers in 2015, their respective ages as of April 17, 2015, positions held by such persons and occupations for the last five years.  Unless otherwise stated, all of the current executive officers of the Company are serving open ended terms.  There is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Name	Age	Positions held
Ronald J. Casciano (1)	61	Chief Executive Officer, President and Treasurer, PAR Technology Corporation
Lawrence W. Hall (2)	55	President, PAR Springer-Miller Systems, Inc.
Stephen P. Lynch (3)	58	President, PAR Government Systems Corporation and Rome Research Corporation
Viola A. Murdock (4)	59	• Vice President, General Counsel & Secretary, PAR Technology Corporation • Senior Corporate Counsel, Acting Secretary, PAR Technology Corporation
Karen E. Sammon (5)	50	President, ParTech, Inc.
Matthew J. Trinkaus (6)	32	• Corporate Controller and Chief Accounting Officer, PAR Technology Corporation • Assistant Corporate Controller, PAR Technology Corporation

(1)
On March 25, 2013, Mr. Casciano was named Chief Executive Officer and President and continues to hold the office of Treasurer of PAR Technology Corporation.  Mr. Casciano, a Certified Public Accountant, had been Vice President, Chief Financial Officer and Treasurer of the Company since June 1995.  In 2012, he was promoted to Senior Vice President.  Mr. Casciano held the office of Chief Accounting Officer of the Company from 2009 to May 2012.

(2)
Mr. Hall was named President, PAR Springer-Miller Systems, Inc., a wholly owned subsidiary of the Company and part of the Company’s Hospitality business segment, in August 2008.  Prior to joining the Company, Mr. Hall was President and Chief Executive Officer of Hotel Booking Solutions, Inc.

(3)
Mr. Lynch was named President of two of the Company’s wholly owned subsidiaries in its Government business segment, PAR Government Systems Corporation and Rome Research Corporation, in January 2008.  Prior to his appointment, Mr. Lynch served as Executive Vice President of PAR Government Systems Corporation from July 2006 to January 2008.

(4)
Ms. Murdock was named Vice President, General Counsel & Secretary of the Company effective September 17, 2014.  Prior to her promotion Ms. Murdock served as Senior Corporate Counsel since 1996 and Acting Secretary since 2013.

(5)
Ms. Sammon was named President, ParTech, Inc., a wholly owned subsidiary and part of the Company’s Hospitality business segment focusing on restaurant and retail products, in April 2013.  Ms. Sammon is the former Senior Vice President of The CBORD Group, Inc. (“CBORD”) which she joined in 2010.  CBORD is a provider of cashless card solutions, food and nutrition service management software, and integrated security solutions for colleges and universities, healthcare facilities, supermarkets, and corporations.  While at CBORD, Ms. Sammon had responsibility for strategic planning and P&L management of the US and Asia-Pacific operations.  Prior to joining CBORD, Ms. Sammon held a variety of positions with ParTech, Inc. from 1993 to 2010, including Chief Product & Strategy Officer; President, PAR Software Solutions; Vice President, Business Development and Director of Marketing.  Ms. Sammon is the daughter of Dr. John W. Sammon, Director, Chairman Emeritus and Founder of the Company and the sister of John W. Sammon, III, who serves as Vice President and General Manager of the SureCheck® business within ParTech, Inc.

(6)
Mr. Trinkaus was named Chief Accounting Officer effective March 31, 2015.  A Certified Public Accountant, Mr. Trinkaus holds this position concurrent with the position of Corporate Controller which he has held since January 1, 2015.  Mr. Trinkaus joined the Company in January of 2013, as Assistant Corporate Controller.  Before joining the Company, Mr. Trinkaus served as Vice President, Assistant Corporate Controller with NBT Bancorp, beginning in November 2011.  From April 2010 to November 2011, Mr. Trinkaus worked as a Senior Audit Associate with KPMG LLP.

The following lists those Executive Officers who served in that capacity during all or any part of 2014 and part of 2015 but have separated from the Company prior to April 17, 2015.

Name	Age	Positions
Robert P. Jerabeck (1)	59	Executive Vice President and Chief Operating Officer, PAR Technology Corporation
Steven M. Malone (2)	34	• Vice President, Corporate Controller and Chief Accounting Officer, PAR Technology Corporation • Controller, ParTech, Inc.

(1)
Mr. Jerabeck was appointed Executive Vice President and Chief Operating Officer of the Company in April 2013.  Prior to joining the Company, Mr. Jerabeck, held various positions with a unit of Honeywell International Inc., Honeywell Scanning and Mobility, a global supplier of data collection and management solutions for in-premises, mobile and wireless applications.  From March 2012 until joining the Company, Mr. Jerabeck served as Director, Quality Assurance, and, from May 2011 through September 2012, he led the integration of the EMS Global Tracking and LXE businesses acquired by Honeywell Scanning and Mobility.  Mr. Jerabeck served as Chief Technology Officer for Honeywell Scanning and Mobility from January 2008 to May 2011.  Mr. Jerabeck separated from the Company on April 15, 2015 when the Company eliminated the position of Chief Operating Officer.

(2)
Mr. Malone, a Certified Public Accountant, was named Vice President and Chief Accounting Officer of the Company in May 2012.  Mr. Malone held these positions concurrently with the position of Controller, ParTech, Inc. a position he held since August 2014 and Corporate Controller, a position he held from June 2010 through December 31, 2014. Mr. Malone joined the Company in May 2009 as the Director of Financial Analysis and Planning. Mr. Malone separated from the Company on March 31, 2015 to pursue another opportunity.

CORPORATE GOVERNANCE

As provided by the By-Laws of the Company, as amended, and the laws of the State of Delaware, the Company’s state of incorporation, the business of the Company is under the general direction of the Board.  The Board is comprised of four non-management directors and one management director.

Director Independence.  The Board of Directors has affirmatively determined that three of the non-management directors (Directors Barsanti, Eurek and Tyler) are “independent” under the listing standards of the New York Stock Exchange (“NYSE”), the Company’s Standards of Independence, and pursuant to the Company’s Corporate Governance Guidelines.  Prior to their departure from the Board in May 2014, former Directors Sangwoo Ahn, Kevin R. Jost and James A. Simms were affirmatively determined by the Board to also meet these independence standards.  In order to assist the Board in making this determination, the Board has adopted standards of independence as part of the Company’s Corporate Governance Guidelines, which are available on the Company’s website at http://www.partech.com/wp-content/uploads/2012/01/PAR_Corp_Gov_Guidelines-as-Amended-12-10-14.pdf.  These standards were amended by the Board in 2014 to align the period of time before a director who was formerly employed by the Company may be considered independent with the period contained in the standards of the exchange upon which the Company’s securities are traded.  The standards in the Corporate Governance Guidelines also identify, among other things, material business, charitable and other relationships that could interfere with a director’s ability to exercise independent judgment.  During 2014, there were no transactions, relationships or arrangements between the Company and Directors Barsanti, Eurek or Tyler or any of their respective immediate family members or entities with which they are affiliated.  During 2014, there were no transactions, relationships or arrangements between the Company and former Directors Ahn, Jost or Simms or any of their respective immediate family members or entities with which they are affiliated.  There are no family relationships between any of these directors and any of the Company’s executive officers (“Executive Officers”).  The Executive Officers serve at the discretion of the Board.

Board Meetings and Attendance.  In 2014, the Board held 12 meetings and the standing Committees of the Board held a total of 12 meetings.  Each director attended at least 75% of the aggregate of all meetings of the Board and the committees on which they served.  It is the Company’s policy to encourage directors to attend the Meeting but such attendance is not required.  Last year, one member of the Board attended the Annual Meeting of Shareholders.

Board Leadership Structure.  In 2013, the Board, pursuant to its authority under the Company’s By-Laws, amended the By-Laws to separate the Chairman of the Board from the office of Chief Executive Officer.  In 2014 the Board elected John Barsanti to serve as non-executive Chairman of the Board.  The Board has determined that the separation of the roles of Chairman of the Board and Chief Executive Officer is appropriate for the Company as it enables the Chief Executive Officer to focus more closely on the day to day operations of the Company while the Chairman provides leadership to the Board.  As a result, the Board believes a non-executive Chairman enables the leader of the Company’s Board to better represent shareholder interests and provide independent evaluation of and oversight over management.  The Board also believes that such a separation is consistent with best practices of corporate governance of a publicly traded company.  The independent directors have also designated Chairman Barsanti as the independent lead or Presiding Director with broad authority and responsibility.  During 2014 the Presiding Director scheduled and presided at two executive sessions of the non-management directors and one executive session of the independent Directors without any management directors or employees present, and communicated with the Chief Executive Officer to provide feedback and recommendations of the independent directors.

Board Oversight of Risk Management.  The Board is responsible for oversight of risk management.  A portion of the Board’s meetings in 2014 is dedicated to review and discuss with management specific risk topics in detail.  In addition, at least twice each year the Board holds a comprehensive review where the management teams of each of the Company’s business segments presents to and discusses with the Board existing and potential strategic and operational risks.  Follow up with Board is conducted as appropriate.  The Audit Committee oversees the Company’s risk policies and processes relating to the financial statements and financial reporting processes, including internal controls over financial reporting.  The Audit Committee meets regularly with the Company’s management, its Internal Audit function, and its independent public accounting firm regarding these matters and the effectiveness of such controls and processes.  The Audit Committee regularly reports on such matters to the full Board.

Committees.  The Board has three standing committees:  Audit; Compensation; and Nominating and Corporate Governance.  Pursuant to the Company’s By-Laws, the Board may designate members of the Board to constitute such other committees as the Board may determine to be appropriate.  The members of each of the three standing committees and the number of meetings held by each committee in 2014 are set forth in the following table.  Due to the decision of former Directors Kevin R. Jost and James A. Simms not to stand for re-election to the Company’s Board and the decision of former Director Sangwoo Ahn to retire from the Board, following the 2014 Annual Meeting of Shareholders on May 22, 2014, the full Board assumed responsibilities of all three standing committees until such time as the open seats on the Board were duly filled.  During this period the Company was not compliant with the independence requirements of the NYSE and worked closely with the exchange until such time as compliance was re-established.

Name	Audit	Compensation	Nominating & Corporate Governance
Meetings Held in 2014	4	6	2
Current Members
John S. Barsanti(1)	Chair	X	X
Paul D. Eurek(2)	X	Chair	X
Todd E. Tyler(3)	X	X	Chair
Members through May 22, 2014
Sangwoo Ahn	Chair	X	X
Kevin R. Jost	X	Chair	X
James A. Simms	X	X	Chair

(1)	The effective dates of Director Barsanti’s committee assignments coincide with the date of his appointment to the Board on July 2, 2014.
(2)	The effective dates of Director Eurek’s committee assignments coincide with the date of his appointment to the Board on July 22, 2014.
(3)	The effective dates of Director Tyler’s committee assignments coincide with the date of his appointment to the Board on July 28 2014.

Audit Committee.  In accordance with its Charter, the Audit Committee assists the Board in oversight of the Company’s accounting and financial reporting processes, systems of internal control, the audit process of the Company’s financial statements, and the Company’s processes for monitoring compliance with applicable laws and regulations as well as the Company’s code of ethics and conduct.  The New York Stock Exchange (“NYSE”) and the Committee’s Charter require the Audit Committee to consist of a minimum of three members, each of whom has been determined by the Board to meet the independence standards adopted by the Board.  The standards adopted by the Board incorporate the independence requirements of the NYSE Corporate Governance Standards and the independence requirements set forth by the SEC.  Prior to their departure from the Board on May 22, 2014, the Audit Committee consisted of three independent members of the Board: then Chairman Ahn, and then Directors Jost and Simms.  Commencing July 28, 2014, the Audit Committee was fully reconstituted by Chairman Barsanti and Directors Eurek and Tyler.  The Board has determined each of the members of the Audit Committee to May 22 and the current members of the Audit Committee to be “independent” as this term is defined by the NYSE in its listing standards, meet SEC standards for independence of audit committee members and no member of the Audit Committee has a material relationship with the Company that would render that member not to be “independent”.  The NYSE and the Committee’s Charter require all members of the Committee to be financially literate at the time of their appointment to the Committee, or within a reasonable time thereafter.  The Board has determined that all members of the Audit Committee are financially literate and Chairman Barsanti and Director Tyler are each an “audit committee financial expert”, as defined by the SEC.  The number of meetings of the Audit Committee indicated in the table above includes meetings held separately with management, the Company’s Internal Audit function, and the independent public accounting firm, as well as separate executive sessions with only independent directors present.  The Report of the Audit Committee begins on page 11 of this Proxy Statement.

Compensation Committee.  In 2013, the Compensation Committee Charter was amended and restated to conform to the newly effective independence rules of the NYSE Governance Rules even though the new rules were not applicable to Company as a smaller reporting company.  The Committee’s Charter requires the Compensation Committee to be comprised of a minimum of three independent directors.  The Board has determined that each of the members of the reconstituted Committee has met the independence standards adopted by the Board which incorporate the new independence requirements of NYSE listing standards.  Meeting as needed, but no less than once per year, the Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, evaluates performance in light of those goals and objectives and determines and approves the compensation level (including any long-term compensation components) and benefits based on this evaluation.  In addition, the recommendations of the Chief Executive Officer regarding the compensation, benefits, stock grants, stock options and incentive plans for all Executive Officers of the Company are subject to the review and approval of the Compensation Committee.  The Compensation Committee also reviews and makes recommendations to the Board regarding the level and form of compensation for non-employee directors in connection with service on the Board and its committees.

Prior to their departure from the Board in 2014, Directors Jost, Ahn and Simms in their capacity as the Compensation Committee, engaged the Burke Group as its compensation consultant to provide market trend information in connection with both director and executive compensation.  The Burke Group was tasked with assisting the Committee in understanding trends and best practices for director and executive compensation in public companies and assessing market practices in connection with executive salaries and long- and short-term incentives.  In addition, the Burke Group developed recommendations for executive compensation reflecting the Company’s strategic plans and compensation philosophy, while being consistent with market practices.  It was in this framework, that the Burke Group provided the Committee assistance in developing grant terms under the Company’s 2005 Equity Incentive Plan incorporating long-term performance goals aligning the interests of executives with those of the Company’s shareholders.  While the Burke Group provided benchmark data and a general framework for comparisons, the ultimate decisions regarding executive compensation remained with the Compensation Committee.  Upon taking office in July 2014, the newly appointed members of the Compensation Committee, Directors Eurek, Barsanti and Tyler, determined the Committee would not continue working with the Burke Group and did not engage any independent compensation consultant, choosing to utilize purchased survey data more fully described in the compensation discussion under the heading Executive Compensation commencing on page 17 of this document.  Except for providing services to the Compensation Committee, the Burke Group has not provided any other services to the Company, any member of the Company’s management, or any member of the Compensation Committee.

Nominating and Corporate Governance Committee.  Pursuant to the NYSE listing standards all members of the Committee are independent and pursuant to its charter a minimum of three independent directors must constitute the Nominating and Corporate Governance Committee unless there are less than three independent directors on the Board.  The Board has determined that each of the members of the reconstituted Nominating and Corporate Governance Committee has met the independence standards adopted by the Board which incorporate the independence requirements of NYSE listing standards.  The Nominating and Corporate Governance Committee assists the Board in meeting its responsibilities to:

•	identify and recommend qualified nominees for election to the Board
•	develop and recommend to the Board a set of corporate governance principles, as set forth in the Company’s Corporate Governance Guidelines;
•	adopt a corporate code of ethics and conduct, as set forth in the Company’s Code of Business Conduct and Ethics; and
•	monitor the compliance with, and periodically review and make recommendations to the Board regarding the Company’s governance.

Committee Charters.  Each of the Audit, Compensation, and Nominating and Corporate Governance Committees operate under a written charter approved by the Board.  These charters are reviewed regularly by the respective committees, which may recommend appropriate changes for approval by the Board.  Copies of the charters for the Audit, Compensation, and Nominating and Corporate Governance Committees are posted on the Company’s website and a printed copy of these documents may be obtained without charge by written request.  Requests can be made via the Internet or by mail.  The respective website and address for making such requests for printed copies of these and other available documents may be found under the heading “Available Information” on page 32 of this Proxy Statement.

Presiding Director and Executive Sessions.  The independent directors have chosen Director Barsanti to preside at regularly scheduled executive sessions of the independent directors during 2014 and during 2015 until the Annual Meeting.  Prior to May 22, 2014, this role was filled by former Director Sangwoo Ahn.  Among their duties and responsibilities in this capacity, the respective Presiding Directors chaired and had the authority to call and schedule Executive Sessions and communicated with the Chief Executive Officer and the Board to provide feedback and recommendations of the independent directors.  The independent directors met in executive session with only independent directors being present a total of 1 time during 2014.

Communication with the Board.  Interested parties may send written communication to the Board as a group, the independent directors as a group, the Presiding Director, or to any individual director by sending the communication c/o Corporate Secretary, PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY 13413.  Until the Meeting, upon receipt, the communication will be relayed to Director Barsanti if it is addressed to the Board as a whole, to the Presiding Director, or to the independent directors as a group, or, if the communication is addressed to an individual director, to the individual director.  Following the Meeting, such communications will be relayed to the director duly elected as the Chairman if it is addressed to the Board as a whole, and to the duly elected Presiding Director if addressed to the independent directors as a group or, if the communication is addressed to an individual director, to the individual director.  All communications regarding financial accounting, internal controls, audits and related matters will be referred to the Audit Committee.  Interested parties may communicate anonymously if they so desire.

Director Nomination Process.  The Nominating and Corporate Governance Committee reviews possible candidates for the Board and recommends nominees to the Board for approval.  The Nominating and Corporate Governance Committee considers potential candidates from many sources including shareholders, current Directors, company officers, employees, and others.  On occasion, the services of a third party executive search firm are used to assist in identifying and evaluating possible nominees.  Shareholder recommendations for possible candidates for the Board should be sent to:  Nominating and Corporate Governance Committee,
c/o Corporate Secretary, PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY 13413.  Regardless of the source of the recommendation, the Nominating and Corporate Governance Committee screens all potential candidates in the same manner.  In identifying and considering candidates, the Committee considers the requirements set out in the charter of the Nominating and Corporate Governance Committee.  The criteria include specific characteristics, abilities and experience considered relevant to the Company’s businesses, including:

•	the highest character and integrity with a record of substantial achievement;
•	demonstrated ability to exercise sound judgment generally based on broad experience;
•	active and former business leaders with accomplishments demonstrating special expertise;
•	skills compatible with the Company’s business objectives; and
•	diversity reflecting a variety of personal and professional experiences and background.

In addition to the non-exhaustive criteria set forth in the charter of the Nominating and Corporate Governance Committee, the committee also considers the requirements set forth in the Company’s Corporate Governance Guidelines, as well as the needs of the Company and the range of talent and experience represented on the Board.  When considering a candidate, the Committee will determine whether requesting additional information or an interview is appropriate.  The minimum qualifications and specific qualities and skills required for a candidate are set forth in the Company’s Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee, which are posted on the Company’s website.  Printed copies are available, without charge, upon written request to the Company.  The website and address to send such requests may be found under the heading “Available Information” on page 32 of this Proxy Statement.

Code of Business Conduct and Ethics.  To ensure the Company’s business is conducted in a consistently legal and ethical manner, all of the Company’s directors, officers and employees, including the Company’s principal executive officer, the principal accounting officer, controller and all other Executive Officers are required to abide by the Company’s Code of Business Conduct and Ethics (the “Code”).  The Code is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submits to the SEC and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	the prompt internal reporting of violations of the Code to the appropriate person(s) identified in the Code; and
•	accountability in connection with adherence to the Code.

The full text of the Code is available on the Company’s website at: http://www.partech.com/wp-content/uploads/2012/01/PAR-Code-of-Conduct-Final_082213.pdf.  The Company intends to disclose future amendments to, or waivers from, provisions of the Code that apply to the Executive Officers and directors and relate to the above elements by posting such information on its website within five calendar days following the date of such amendment or waiver.  A printed copy of the Code may be obtained without charge by making a written request to the Company.  Information regarding where such requests should be directed can be found on page 32 of this Proxy Statement under the heading “Available Information”.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report is subject to the disclaimer regarding “filed” information and incorporation by reference contained on page 32 of this Proxy Statement.

The Audit Committee operates under its written charter which was approved and adopted by the Board.  The Audit Committee’s charter is reviewed annually for changes as appropriate and is available on the Company’s website:  http://www.partech.com/wp-content/uploads/2012/01/AuditCommitteeCharter_Oct2005.pdf and, upon request, in hardcopy (see “Available Information” on page 32 of this Proxy Statement).  Acting on behalf of and reporting to the Board, the Audit Committee provides oversight of the financial management, independent auditors and financial reporting process of the Company.  Three independent members of the Board comprised the Audit Committee prior to May 22, 2014.  Effective May 22, 2014, the full Board assumed responsibilities of the Audit Committee until such time as the independent seats on the Committee were duly filled on July 28, 2014.  During that period, no meetings or actions were taken by the Committee.  The independence of the members of the Committee both prior to May 22 and as of July 28, 2014 was determined by the Board based upon its independence standards which incorporate the New York Stock Exchange governance rules and the SEC’s independence requirements for members of audit committees.  In addition, the Board determined the following members of the Committee, during their respective tenures in 2014, were “audit committee financial experts” as defined by rules set forth by the SEC:  John Barsanti, Todd Tyler, Sangwoo Ahn, Kevin Jost and James Simms.  During 2014, the Audit Committee met four times.

The Company’s management is responsible for establishing and maintaining adequate internal financial controls, preparing the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), and the financial reporting process.  The responsibility for auditing the Company’s consolidated financial statements and providing an opinion as to whether the Company’s consolidated financial statements fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company in conformity with U.S. GAAP rests with the Company’s independent registered public accounting firm.

The Audit Committee is responsible for selecting the independent registered public accounting firm for the Company.  During 2014, BDO USA, LLP (“BDO”) served as the Company’s independent registered public accounting firm and has been approved to continue in that capacity by the Audit Committee in 2015.  During the course of the year, BDO provided to the Audit Committee the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent communications with the Audit Committee concerning independence.  The Audit Committee discussed with BDO the matters in those written disclosures, as well as BDO’s independence from the Company and its management.  In addition, the Audit Committee has reviewed, met and discussed with BDO such other matters as are required to be discussed with the Committee by Auditing Standards No. 16, Communications with Audit Committees.

The Company’s internal audit function (“Internal Audit”) and BDO have unrestricted access to the Audit Committee.  Throughout the year, BDO and Internal Audit met and discussed the overall scope and plans for their respective audits, the results of their examinations, and their assessment of the overall quality of the Company’s financial reporting with the Committee.  In addition, the Audit Committee met and discussed with Internal Audit their evaluation of the Company’s internal controls.  These meetings were held both with and without Company management present.

In the context of the above, the Audit Committee has reviewed, met and discussed with management, BDO and Internal Audit: (a) the audited consolidated financial statements in the Annual Report for the year ended December 31, 2014 (including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements); and (b) management’s assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with Section 404 of the Sarbanes Oxley Act of 2002.  Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2014 were prepared in accordance with U.S. GAAP.  In addition, the Audit Committee has held private sessions regarding these matters with the Company’s Chief Accounting Officer, Internal Audit and BDO.  On March 10, 2015, in reliance on the reviews and discussions with both management and BDO referred to above, the Audit Committee recommended to the Board and the Board approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

The Audit Committee considered and pre-approved any non-audit services provided by BDO during 2014 and the fees and costs billed and expected to be billed for those services. The prior members of the Audit Committee considered and pre-approved any non-audit services provided by BDO during 2013 and the fees and costs billed and expected to be billed for those services.  The Audit Committee also considered whether the non-audit services provided by BDO were compatible with maintaining auditor independence.  In reliance on the reviews and discussions with the Company’s management and BDO, the Committee is satisfied that non-audit services provided to the Company by BDO are compatible with and did not impair the independence of BDO.  A breakdown of the fees and costs billed to the Company by BDO during 2014 and 2013 is provided below in this Proxy Statement under the heading, “Principal Accounting Fees and Services”.

This report is provided by the following independent directors, who comprise the Audit Committee.

John S. Barsanti (Chairman)	Paul D. Eurek	Todd E. Tyler

Principal Accounting Fees and Services

The following table presents fees billed to the Company for professional services rendered by BDO USA, LLP during the years ended December 31, 2014 and December 31, 2013.

	BDO USA, LLP
Type of Fees	2014	2013
Audit Fees	$419,000	$389,000
Audit-Related Fees	0	0
Tax Fees	0	4,000
All Other Fees	29,000	0
Total:	$448,000	$393,000

In accordance with the SEC’s rules and definitions, the categories of fees in the above table are defined as follows:

Audit Fees are fees for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees are fees related to the performance of the audit or review of the financial statements and not reported within the audit fees above.

Tax Fees are fees for professional services for federal, state and international tax compliance, tax advice and tax planning.

All Other Fees are for any services not included in the first three categories and principally include services for risk management and corporate governance.

Consistent with SEC policies regarding auditor independence, the Audit Committee has established a policy to pre-approve all auditing services and permitted non-audit services, including the fees and terms thereof, performed by the independent registered public accounting firm.  As such, all auditing services and permitted non-audit services, including the fees and terms thereof, performed by the independent registered public accounting firm were pre-approved.  The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of the Company’s independent registered public accounting firm.

The Audit Committee has selected BDO USA, LLP to serve as the Company’s independent principal accountant for the current year.  One or more representatives of BDO are expected to be in attendance at the Meeting, where they will have the opportunity to make a statement if they so desire, and be available to answer appropriate questions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 28, 2015, by each Director, each of the Named Executive Officers, all Directors and Executive Officers as a group and certain other principal beneficial holders.  Under SEC regulation, “beneficial ownership” is defined as sole or shared voting or dispositive power over the Company’s Common Stock.

Name of Beneficial Owner or Group (1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
Dr. John W. Sammon	4,385,042	(4)	28.17%
Ronald J. Casciano	237,200	(5)	1.52%
Robert P. Jerabeck	147,116	(6)	*
Stephen P. Lynch	114,000	(7)	*
John S. Barsanti	8,175	(8)	*
Paul D. Eurek	7,175	(8)	*
Todd E. Tyler	7,175	(8)	*
All Directors and Executive Officers as a Group (12 persons)	5,573,968		35.81%
Other Principal Beneficial Owners
Deanna D. Sammon	2,092,596	(9)**	13.44%
J.W. Sammon Corp. 408 Lomond Place, Utica, NY 13502 and Sammon Family Limited Partnership 408 Lomond Place, Utica, NY 13502	2,062,096	(10)**	13.44%
Eliot Rose Asset Management, LLC and Gary S. Siperstein 1000 Chapel View Blvd., Suite 240 Cranston, RI 02920	1,570,150	(11)	10.09%
Edward W. Wedbush P.O. Box 30014 Los Angeles, CA 90030-0014	868,114	(12)	5.58%

*	Represents less than 1%

**	These shares are reported in the manner required by Item 403 of Regulation S-K. For clarity, it is noted that 2,062,096 of these shares are included in the total beneficial ownership holdings of Dr. John W. Sammon as set forth in the table.

(1)	Except as otherwise noted, the address for each beneficial owner listed above is c/o PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY 13413-4991.

(2)	Except as otherwise noted, each individual has sole voting and investment power with respect to all shares.

(3)	“Percent of Class” is calculated utilizing 15,566,599 shares of Common Stock, which is the number of the Company’s shares of Common Stock outstanding as of February 28, 2015, and the number of options held by the named beneficial owners, if any, that become exercisable within 60 days thereafter.

(4)	Includes 100 shares held jointly with Dr. Sammon’s wife, Deanna D. Sammon, and 2,062,096 shares held by the Sammon Family Limited Partnership, for which Dr. Sammon possesses shared voting and dispositive power. The figure does not include 30,400 shares beneficially owned by Mrs. Sammon in which beneficial ownership is disclaimed by Dr. Sammon.

(5)	Includes 50,000 shares Mr. Casciano has or will have the right to purchase as of April 29, 2015 pursuant to the Company’s stock option plans, 60,334 unvested performance based restricted stock awards, 8,650 unvested time based restricted stock awards, 48,600 shares held jointly with his spouse, Anna Casciano and 43,000 shares pledged as security.

(6)	Includes 65,833 shares which Mr. Jerabeck has or will have the right to acquire as of April 29, 2015 pursuant to the Company's stock option plans 16,667 unvested performance based restricted stock awards, 6,550 unvested time based restricted stock awards.

(7)	Includes 52,500 shares Mr. Lynch has or will have the right to purchase as of April 29, 2015 pursuant to the Company’s stock option plans and 4,250 unvested time based restricted stock awards,.

(8)	Includes 7,175 unvested time based restricted stock award.

(9)	Information related to this shareholder was obtained from Schedule 13G filed with the SEC on February 13, 2015 by John W. Sammon, Deanna D. Sammon, J.W. Sammon Corp. and Sammon Family Limited Partnership (“the Partnership”). Amount includes 30,400 shares for which Mrs. Sammon holds sole voting and dispositive power, 2,062,096 shares held by the Partnership for which Mrs. Sammon possesses shared voting and dispositive power and 100 shares held jointly with her husband, Dr. John W. Sammon. Excludes 2,742,309 owned by Mrs. Sammon’s spouse, Dr. John W. Sammon, as to which she disclaims beneficial ownership. It is noted that 2,062,196 of these shares are included in the beneficial ownership holdings indicated in the table for Dr. John W. Sammon.

(10)	Information related to this shareholder was obtained from Schedule 13G filed with the SEC on February 13, 2015, by John W. Sammon, Deanna D. Sammon, J.W. Sammon Corp (“JWSC”), and Sammon Family Limited Partnership (the “Partnership”). A total of 2,062,096 shares are held by the Partnership. JWSC is general partner of the Partnership. Dr. Sammon and his spouse, Deanna D. Sammon are the sole owners of JWSC. The Partnership and JWSC, as general partner of the Partnership, each possess sole voting and dispositive power over the shares. Dr. and Mrs. Sammon are the sole owners of JWSC and, as such, hold shared voting and dispositive power over the shares. As a result, the Partnership, JWSC, John W. Sammon and Deanna D. Sammon are each deemed to be beneficial owners of the 2,062,096 shares held by the Partnership. It is noted that these shares are included in the beneficial ownership holdings indicated in the table for Dr. John W. Sammon.

(11)	Information related to this shareholder was obtained from Schedule 13G filed with the SEC on January 27, 2015 by Eliot Rose Asset Management, LLC and Gary S. Siperstein. Eliot Rose Asset Management, LLC (“ERAM”) and Gary S. Siperstein each report sole voting and dispositive power of 1,570,150 shares and no shared voting or shared dispositive power. The reporting parties indicate that ERAM is deemed to be the beneficial owner of 1,570,150 shares pursuant to separate arrangements whereby it acts as investment adviser to certain persons. Each person for whom ERAM acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock purchased or held pursuant to such arrangements. Gary S. Siperstein is deemed to be the beneficial owner of 1,570,150 shares pursuant to his ownership interest in ERAM.

(12)	Information related to this shareholder was obtained from Schedule 13G/A filed with the SEC on February 17, 2015 by Edward W. Wedbush, Wedbush, Inc., and Wedbush Securities, Inc. Edward W. Wedbush reports he possesses sole voting and dispositive power of 286,416 shares, shared voting power of 756,372 shares and shared dispositive power of 868,114 shares. Mr. Wedbush reports he is Chairman of the Board and possesses approximately 50% ownership of the issued and outstanding shares of Wedbush, Inc. Wedbush, Inc. reports sole voting and dispositive power of 365,471 shares and shared voting and dispositive power of 469,956 shares. Wedbush Inc. is the sole shareholder of Wedbush Securities, Inc. Mr. Wedbush is President of Wedbush Securities, Inc. which reports sole voting and dispositive power of 47,703 shares, shared voting power of 469,956 shares and shared dispositive power of 581,698. The reporting parties indicate in their filing that the inter-relationship of the parties should not be construed as an admission of beneficial ownership by Mr. Wedbush of the securities held or controlled by Wedbush, Inc. or Wedbush Securities Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE.  Such persons are required by SEC regulations to furnish the Company with copies of all such filings.  Based solely on its review of the copies of such reports received by the Company and written representations from reporting persons, the Company believes that during 2014 all reports for the Company’s executive officers and Directors that were required to be filed under Section 16(a) were filed on a timely basis except for the following:  a Form 4 in connection with 18 sale transactions resulting in a total sale of 4,750 shares was filed late by Mr. Jerabeck, the forfeiture of restricted stock awards by Mr. Casciano and Mr. Malone and the rescission of a restricted stock award to Mr. Lynch were filed under Form 5, and a Form 3/A was filed by Ms. Sammon correcting the number of shares reported under her original Form 3.

DIRECTOR COMPENSATION

Directors who are employees of the Company are not separately compensated for serving on the Board.  All directors are reimbursed for reasonable expenses incurred in attending meetings.  For 2014, director compensation consisted of (i) a fixed annual cash retainer paid to Directors (with no additional attendance fee for attendance at Board and committee meetings), and (ii) an award of restricted stock to independent directors with full vesting occurring on May 22, 2015, provided, as of the vesting date, the independent director’s position had not been vacated by reason of resignation or removal for cause.  Under terms of the grants, transfer of such stock is prohibited while the recipient serves as a director except to the extent necessary to provide reimbursement for taxes incurred as a result of the vesting of such grants.  The grants also stipulate that the Board may, in its discretion, waive any forfeiture triggered by the vacating of the independent Director and allow the grants to vest as scheduled.

The following table shows compensation information for the Company’s non-management Directors for fiscal 2014.

Director Compensation for Fiscal 2014

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compen -sation ($)	Total ($)
John S. Barsanti (2,4)	22,500	36,521	0	59,021
Paul D. Eurek (2,3)	17,717	36,521	0	54,238
Dr. John W. Sammon	65,000	0	0	65,000
Todd E. Tyler (2,3)	17,065	36,521	0	53,586
Former Directors
Sangwoo Ahn (5,8)	57,500	0	0	57,500
Kevin R. Jost (6,7,8)	56,250	0	0	56,250
James A. Simms (6,8)	37,500	0	0	37,500

(1)
The dollar amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  Assumptions made in these valuations are discussed in footnote 7 of the Company’s 2014 Consolidated Financial Statement included in the Company’s Annual Report on 10-K filed with the SEC on March 31, 2015.  There can be no assurance that the grant date fair value amounts will be realized.  Directors Barsanti, Eurek and Todd each received a grant for 7,175 restricted shares of the Company’s Common Stock on November 3, 2014, in exchange for payment of $.02 per share.  The grant date fair value of the aforementioned grants to each of the independent Directors was $5.09 per share.

(2)	Effective July, 2014, the Board decreased the annual cash retainer to independent directors from $75,000 to $40,000. The dollar amount reflects the prorated portion of each rate received by the Director during their respective effective periods.

(3)	Joined the Board in July 2014. Cash fees were prorated for time of service.

(4)	Joined the Board in July 2014. The dollar amount includes the following prorated amounts: retainer of $40,000 and $5,000 for serving as Presiding Director and Chairman of the Audit Committee.

(5)	Retired/Term expired in May, 2014. The dollar amount includes the following prorated amounts: annual retainer of $75,000, $15,000 for serving as Presiding Director and Chairman of the Audit Committee, and $6,250 for service as the non-executive Chairman.

(6)	Retired/Term expired in May, 2014. Cash fees were prorated for time of service.

(7)	The dollar amount for Mr. Jost includes the sum of $18,750 which was paid in 2014 but represents the final 25% installment of his 2013 retainer fee.

(8)	At December 31, 2014 there were no outstanding options or restricted stock awards.

EXECUTIVE COMPENSATION

The Company qualifies as a “smaller reporting company” as defined by Item 10(f) of Regulation S-K.  As such, the “Named Executive Officers” for the Company are limited to the Company’s principal executive officer and the two most highly compensated other executive officers who were serving as executive officers at the end of the Company’s last completed fiscal year.  The following narrative describes the Company’s compensation objectives, policies and elements of compensation for its executive officers, including its Named Executive Officers for 2014:  Ronald J. Casciano, Chief Executive Officer and President; Stephen P. Lynch, President of PAR Government Systems Corporation and Rome Research Corporation, wholly owned subsidiaries of the Company, and Robert Jerabeck, Executive Vice President & Chief Operating Officer.  Specific discussion regarding the method used to determine compensation for these Named Executive Officers for the 2014 fiscal year is also provided which includes the material factors necessary for an understanding of the information provided in the Summary Compensation Table which follows.

Philosophy

The Company’s compensation philosophy regarding executive compensation is to structure programs that motivate executive officers to grow the Company’s revenues and profits, creating long-term value for shareholders.  To achieve this, compensation programs have been designed and implemented to (i) reward executive officers for operating performance and leadership, (ii) align their interests with shareholders, and
(iii) encourage executive officers to remain with the Company.

Objectives

The Company’s compensation objectives are to:

•	reward performance and behaviors that reinforce the values of leadership, integrity, accountability, teamwork, innovation, and quality;

•	achieve the Company’s overall performance goals;

•	ensure the alignment of compensation with the performance objectives of each of our employees, including executive officers; and

•	ensure alignment with management and shareholder interests.

Compensation Policy

Consistent with our philosophy, the Compensation Committee designs compensation programs for the Company’s executive officers in accordance with the following overriding policies:

•	Compensation must be tied to the Company's general performance and achievement of financial and strategic goals;

•	Compensation opportunities should be competitive with those provided by other companies of comparable size engaged in similar businesses; and

•	Compensation should provide incentives that align the long-term financial interests of the Company's executive officers with those of its shareholders.

In the view of the Compensation Committee, compensation paid to the executive officers, including the Named Executive Officers, in 2014 as consistent with the above policies.  The primary responsibility of the Company’s Chief Executive Officer and its other executive officers is the enhancement of shareholder value through balancing the requirements of long-term growth with the achievement of short term performance.  The contribution an executive officer has made to achieve the Company’s short term strategic performance objectives as well as that executive officer’s anticipated contribution toward long term objectives provide the basis upon which the executive officer’s individual compensation awards are established.

Compensation Consultant

The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its duties.  From January through June, 2014, the Compensation Committee engaged the Burke Group as its independent advisor with respect to executive compensation and incentive plan design.  During that period, the Burke Group’s services to the Compensation Committee included providing an overview of current trends and best practices for executive compensation in public companies, benchmark data for salaries, incentives and equity grants, long-term incentive design alternatives, and pay recommendations based on objectives, compensation philosophy, and market practices.  Except for providing services to the Compensation Committee, the Burke Group has not provided any services to the Company, any member of the Company’s management, or any member of the Compensation Committee.  Upon taking office in July 2014, the newly appointed members of the Compensation Committee, Directors Eurek, Barsanti and Tyler, determined the Committee would not continue working with the Burke Group and did not engage any independent compensation consultant, choosing to utilize external survey data obtained previously (described below).

Elements of Executive Compensation

To meet its compensation policy objectives, the Company compensated executive officers through a combination of Base Salary, Incentive Compensation (short-term), Equity Compensation, Deferred Compensation, and various benefits, including medical and 401(k) plans generally made available to all employees of the Company.

The determination of the Company’s executive officers’ compensation is solely within the purview of the Compensation Committee.  In determining and assessing the appropriateness of the compensation for all executive officers, the Compensation Committee solicits and considers the self-assessment of each executive as to his or her performance against pre-established goals and objectives, as well as the executive’s involvement in the day to day operations of the relevant business unit. The independent compensation consultant from the Burke Group  supplied benchmark data from two third party surveys for Compensation Committee review: the Towers Watson Top Management Compensation Report and the Economic Research Institute Executive Compensation Assessor.  These third party compensation surveys were utilized by the Compensation Committee to evaluate the compensation levels of chief executive officers at companies of similar size and geographic location within the high technology sector.  In addition, the Compensation Committee also used survey data from Western Management Group Government Contractors Survey to benchmark compensation for Mr. Lynch and other PAR Government executives.

In deciding compensation programs for the Chief Executive Officer, the Compensation Committee considered the third party information, market trends and best practices along with an assessment of individual contribution.  The Chief Executive Officer does not have any role in establishing his compensation.

Base Salary.  In setting the annual base salary of the Chief Executive Officer and in reviewing and approving the annual base salaries of the other executive officers, the Compensation Committee considered the salaries of executives in similar positions, the level and scope of responsibility, experience and performance of the individual executive officers, the financial performance of the Company and other overall general economic factors.

The Compensation Committee utilizes the benchmark data mentioned previously when reviewing annual base salaries.  An objective of the Compensation Committee is to approve the salary for each executive officer near the average midpoint for similar positions identified in the surveys, taking into account variables such as industry, company size, geographic location, and comparison of duties.  Consideration is also given to the individual performance of that executive officer, the performance of the organization over which the executive officer has responsibility, the performance of the Company and general economic conditions (with each factor being weighted as the Compensation Committee deems appropriate).

Incentive Compensation.  The purpose of the Company’s incentive compensation program for its executive officers is to provide financial incentive for meeting and exceeding pre-established financial performance goals for the respective businesses under their control.  In general, the financial performance goals of the executive officers are approved by the Board.

For 2014, the financial performance measures taken into consideration to determine an appropriate incentive compensation bonus for executive officers were Consolidated Net Income and Business Unit Profit Before Tax.  In 2014, the annual incentive compensation targets for the Named Executive Officers ranged from 50% to 65% of base salary.  Named Executive Officers may earn from 0% to 150% of the individual target established for their business depending on actual financial performance compared to the actual goals of the operating plan.  The incentive compensation bonus (assuming that each of the two aforementioned performance objectives were achieved at 100%) that could have been paid to Mr. Casciano, as a percentage of base salary, was 65%, while the percentage of base salary that could have been paid to Mr. Lynch and Mr. Jerabeck was 50%.  The calculation of the award is based on performance level achievement of greater than 80% of the established goal.  To the extent earned under this formula, cash payments were made following the completion of the Company’s yearly audit.

For 2014, total awards paid to executive officers based on performance of their respective business units could not exceed a pre-determined percentage of consolidated net profit.  Mr. Casciano and Mr. Jerabeck were measured on the performance of the Company as a whole, and due to the failure to achieve operating plan goals for the Company, neither received incentive compensation for 2014.  Mr. Lynch was measured on the performance of the Government segment and received incentive compensation of $212,078, representing 150% of target, for 2014 performance of the two business units that make up the Government segment.

The new members of the Compensation Committee eliminated the above program for 2015 for the Company’s corporate executives and retained the 2014 program for executives within the Government segment.  In 2015, incentive compensation payments to Corporate executives will be based 70% on the achievement of Earnings Before Tax Depreciation and Amortization (EBITDA) goals by the Restaurant/Retail businesses within the Hospitality business segment and 30% on the achievement of Pre-Tax Profit goals by the Government business segment.  As such, the Named Executive Officers within Corporate may earn from 0% to 25% of base salary depending on the executive’s level and on actual financial performance compared to the goals established.  On target performance in 2015 would result in an incentive payment to Mr. Casciano of 25% of base.

Equity Compensation.  Stock options granted under the 2005 Equity Incentive Plan may be either Incentive Stock Options as defined by the Internal Revenue Code (“Incentive Stock Options”) or options which are not Incentive Stock Options (“Non-Qualified Stock Options”).  Options generally become exercisable no less than one year after their grant and expire 10 years after the date of the grant.  Option grants are discretionary and the amount of the grant reflects of the value of the recipient’s position, as well as the current performance and continuing contribution of that individual to the Company.  In keeping with its philosophy of providing long-term financial incentives that relate to improvement in long-term shareholder value, the Company provided for a Long Term Incentive (“LTI”) program under the Company’s 2005 Equity Incentive Plan consisting of options, time vesting restricted shares and performance vesting restricted shares.

On January 9, 2014 upon the recommendation of the Compensation Committee, the Board approved LTI program equity awards to Mr. Lynch with a value at the time of grant of $48,685.  On February 14, 2014, upon the recommendation of the Compensation Committee, the Board approved LTI program equity awards to Mr. Casciano and Mr. Jerabeck with a value at the time of grant of $78,500, and $58,900 respectively.  Each award consisted of restricted stock shares, representing 30% of the value of the award, time vested 33% per year, over three years and performance shares (i.e., restricted stock vesting over three years based on achievement of certain financial performance objectives), representing 70% of the value of the award. For these performance shares, the financial performance objectives are a series of annual Profit Before Tax targets, with 33% of performance shares vesting annually upon achievement of these targets for 2014, 2015 and 2016.

Mr. Lynch declined to accept the terms of the award and, consequently, the award was rescinded.  The shares granted to Mr. Lynch shares were returned to the plan and are available for future grants.

The terms and conditions of the grants under the LTI Program contain customary restrictions on transfer of shares, as well as non-solicitation and non-recruitment restrictions for one year following termination of employment.  The terms of the grants also provide for the “claw back” (i.e. reversal of an award) of vested awards and any profits from exercise of options issued under the awards in the event vesting or profits are later determined by the Board to have resulted from materially inaccurate financial information.  The terms and conditions of both the options and the LTI Program awards made to Messrs. Casciano, Lynch and Jerabeck can be found as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2014 filed with the SEC on March 31, 2015.

The new members of the Compensation Committee eliminated the above program for 2015.  Recommendations for Awards of equity in 2015 will be at the discretion of and under the terms specified by the Compensation Committee.

Benefits and Perquisites.  The Company provides partial payment for medical, dental and vision insurance, 401(k) plan with profit sharing and disability and life insurance benefits to its Named Executive Officers consistent with that offered generally to its employees.  In addition, Named Executive Officers are provided a limited number of perquisites, the primary purpose of which is to minimize distractions from the executives’ attention to important Company objectives.

PAR Technology Corporation Retirement Plan.  The Named Executive Officers are eligible to participate in the PAR Technology Corporation Retirement Plan (the “Retirement Plan”).  The Retirement Plan has a deferred profit-sharing component that covers substantially all the employees of the Company including the Named Executive Officers.  Contributions to the profit-sharing component of the Retirement Plan are made at the discretion of the Board.  There were no contributions to the Company’s profit-sharing program made during 2014.  The Retirement Plan also contains a 401(k) provision that allows employees to contribute a percentage of their salary, pre-tax, up to certain tax code limitations.  The Company matches the deferrals of all participants in the Retirement Plan, including the Named Executive Officers, at the rate of 10%.

Deferred Compensation.  The Company sponsors a Non-Qualified Deferred Compensation Plan for a select group of highly compensated employees that includes the Named Executive Officers.  Participants may make voluntary deferrals of their salary and/or cash bonus to the plan in excess of tax code limitations that apply to the Company's Retirement Plan.  The Board also has the sole discretion to make Company contributions to the plan on behalf of employee participants, although it did not make any such employer contributions in 2014.

Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to the Named Executive Officers of a publicly held company will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m).  The Company’s primary objective in designing and administering its compensation policies is to support and encourage the achievement of the Company’s long-term strategic goals and to enhance stockholder value.  In general, stock options granted under the Company’s 2005 Equity Incentive Plan are intended to qualify under and comply with the “performance based compensation” exemption provided under Section 162(m), thus excluding from the Section 162(m) compensation limitation any income recognized by executives at the time of exercise of such stock options.  Because salary and bonuses paid to Named Executive Officers have been below the $1,000,000 threshold, the Committee has elected, at this time, to retain discretion over bonus payments, rather than to ensure that payments of salary and bonus in excess of $1,000,000 are deductible.  The Committee intends to review periodically the potential impacts of Section 162(m) in structuring and administering the Company’s compensation programs.

Role of Executive Officers

The Company’s Chief Executive Officer reports on his evaluations of executive officers, including the other Named Executive Officers.  He makes compensation recommendations to the Compensation Committee for the other Named Executive Officers with respect to base salary and annual and long-term incentives.

In 2014, the Company’s Chief Operating Officer took direction from and brought suggestions to the Compensation Committee on compensation matters for the Named Executive Officers.  Messrs. Casciano and Jerabeck oversaw the actual formulation of plans incorporating the suggestions of the Compensation Committee and provided information to the Compensation Committee on how employees were evaluated and the overall results of the evaluations.

Employment and Severance Agreements

On March 25, 2013, the Board appointed Ronald J. Casciano to the position of Chief Executive Officer and President.  In connection with his promotion, Mr. Casciano entered into an employment agreement with the Company under which his employment is “at will” and provided for the following elements that impacted his 2014 compensation: (a) an annual base salary of $350,000; (b) participation in the Company’s Incentive Compensation Plan at the rate of 65% of his annual base salary for on plan performance against financial targets associated with the Company’s Annual Operating Plan and specific business objectives as established by the Board and (c) continued participation in the Company’s retirement plan, as well as provision of insurance benefits and other customary benefits offered to the Company’s senior executives.  Any termination of Mr. Casciano’s employment without cause prior to March 25, 2014, would have resulted in a severance payment of an amount equal to that amount of his annual base salary that he would have received if he were to have continued to be employed through March 25, 2014, and a pro-rated portion of any current year cash payment due to him under the Company’s incentive compensation plan.  Such payments would be subject to and conditioned upon execution of a general release of claims.  Following March 25, 2014, Mr. Casciano’s employment has not been governed by any employment or severance agreement.

On March 25, 2013 the Board appointed Robert Jerabeck to the position of Executive Vice President and Chief Operating Officer.  Mr. Jerabeck commenced employment with the company on April 15, 2013.  In connection with his employment, Mr. Jerabeck entered into an employment agreement with the Company under which his employment is “at will” and provided for the following elements that impacted his 2014 compensation: (a) an annual base salary of $300,000; (b) participation in the Company’s Incentive Compensation Plan at a rate of 50% of his annual base salary for on plan performance against financial targets associated with the Company’s Annual Operating Plan and specific business objectives as established by the Board  and (c) participation in the Company’s retirement plan, as well as provision of insurance benefits and other customary benefits offered to the Company’s senior executives.  Any termination of Mr. Jerabeck’s employment without cause prior to April 15, 2015, would result in a severance payment of an amount equal to that amount of his annual base salary that he would have received if he were to have continued to be employed through April 15, 2015, and a pro-rated portion of any current year cash payment due to him under the Company’s incentive compensation plan.  Such payments would be subject to and conditioned upon execution of a general release of claims.  On January 20, 2015, the Company announced the elimination of the position of Chief Operating Officer as of April 14, 2015.Mr. Jerabeck separated from the Company effective April 15.  As this date coincides with the time limit described above, Mr. Jerabeck received no separation pay at the time of his separation from the Company.

Summary Compensation Table

The following table provides information concerning the compensation of the Company’s Chief Executive Officers and the two other most highly compensated executive officers (the “Named Executive Officers”) for fiscal 2014 and 2013.  For a complete understanding of the table, please read the narrative disclosures above, as well as the footnotes that follow the table.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)		Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)		(j)
Ronald J. Casciano* Chief Executive Officer,	2014	350,000		--	58,334	--	--	7,084	11,043		426,461
President and Treasurer, PAR Technology Corporation	2013	332,500		30,000	253,862	272,597	--	5,211	11,493		905,663

Stephen P. Lynch President, PAR Government Systems	2014	285,000			--	--	212,078	--	14,418	(7)	560,277
Corporation and Rome Research Corporation	2013	275,000		--	34,340	--	247,061	--	20,349		576,750

Robert P. Jerabeck Executive Vice President and Chief	2014	300,000		--	43,751	--	--	--	3,222		346,973
Operating Officer, PAR Technology Corporation	2013	207,692	(9)	--	79,054	337,235	--	--	52,260	(8)	676,241

*	On March 25, 2013, Mr. Casciano was promoted to CEO and President of the Company. Until his promotion, Mr. Casciano served as the Company’s Senior Vice President, Chief Financial Officer, and Treasurer.

(1)	Amounts reported in column (c) reflect base salaries earned by the Named Executive Officers for the listed fiscal year. Amounts shown are not reduced to reflect the Named Executive Officer’s elections, if any, to defer receipt of salary into the Company’s Deferred Compensation Plan.

(2)	During fiscal year 2014, the Company granted 15,600 and 11,700 stock awards to Messrs Casciano and Jerabeck, respectively. Included in the total are 12,000 and 9,000 performance based awards and 3,600 and 2,700 time vested awards to Messrs. Casciano and Jerabeck, respectively. The dollar amounts reflect the aggregate grant fair value based upon the probable outcome of such conditions identified in the performance based awards, calculated in accordance with FASB ASC Topic 718. Assumptions made in these valuations are discussed in Note 7 to the Company’s 2014 Consolidated Financial Statement included in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2015. The aggregate grant date fair value assuming the highest level of performance conditions will be achieved, are $78,500 and $58,900 for Messrs. Casciano and Jerabeck, respectively.

During fiscal year 2013, the Company granted 38,334 and 7,667 performance based awards to Messrs. Casciano and Jerabeck, respectively.  The dollar amounts reflect the aggregate grant fair value based upon the probable outcome of such conditions, calculated in accordance with FASB ASC Topic 718.  Assumptions made in these valuations are discussed in Note 7 to the Company’s 2013 Consolidated Financial Statement included in the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2014.  The aggregate grant date fair value assuming the highest level of performance conditions will be achieved, are $204,000 and $41,000 for Messrs. Casciano and Jerabeck, respectively.

(3)	During fiscal year 2014, the Company did not grant any stock options to Messrs. Casciano, Jerabeck or Lynch. During fiscal year 2013 the Company granted 165,000 and 210,000 stock options to Messrs. Casciano and Jerabeck, respectively. The dollar amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made in these valuations are discussed in Note 7 to the Company’s 2014 and 2013 Consolidated Financial Statement included in the Company’s Annual Reports on Form 10-K filed with the SEC on March 31, 2015 and March 14, 2014. There can be no assurance that the grant date fair value amounts will be realized.

(4)	Amounts reported in column (g) represent the amounts paid under the Incentive Compensation element of the Company’s Executive Compensation Plan during the years indicated in respect of service performed during those years. A description of the Incentive Compensation element is contained in the discussion of Executive Compensation under the section entitled “Incentive Compensation” on page 19. Amounts shown are not reduced to reflect the Named Executive Officer’s elections, if any, to defer receipt of salary into the Deferred Compensation Plan.

(5)	Amounts reported in column (h) consist of above-market or preferential earnings during years indicated on compensation that was deferred in or prior to such years under the PAR Technology Corporation Deferred Compensation Plan.

(6)	In addition to any perquisites identified for the individual Named Executive Officers, the amounts reported in column (i) consists of Company contributions to the Company’s qualified plan and matching contribution to the 401(k); personal vehicle use; and imputed income on Company payment of term life insurance premiums as determined under the Internal Revenue Code.

(7)	Includes $9,000 housing benefit.

(8)	Includes relocation benefits of $50,000.

(9)	Compensation information for Mr. Jerabeck reflects a partial year commencing in April 2013 when he joined the Company.

Outstanding Equity Awards at Fiscal Year-End

The following tables show all outstanding equity awards held by the Named Executive Officers at December 31, 2014.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)		(c)		(d)	(e)	(f)
Ronald J.	5,000	(1)	5,000	(1)	0	$4.78	04/23/22
Casciano	5,000	(2)	10,000	(2)	0	$5.32	12/11/23
	37,500	(3)	112,500	(3)	0	$5.32	12/11/23
Robert P.	12,500	(4)	37,500	(4)	0	$4.41	4/15/23
Jerabeck *	3,333	(5)	6,667	(5)	0	$5.32	12/11/23
	37,500	(3)	112,500	(3)	0	$5.32	12/11/23
Stephen P.	20,000	(6)	0	(6)	0	$6.25	01/08/18
Lynch	10,000	(7)	0	(7)	0	$4.73	02/24/19
	22,500	(8)	7,500	(8)	0	$4.25	05/11/21

*	Amounts reported for Mr. Jerabeck reflect the specified vesting and expiration dates set forth in the respective grants. Under the terms of such grants, all unvested options expired upon his separation from the Company on April 15, 2015 and all vested options will expire 90 days from such date.

(1)	These options were granted on April 23, 2012. Of these options, 2,500 vested on April 23, 2013 and April 23, 2014. The 5,000 unvested options vest as follows: 2,500 shares on April 23, 2015 and the remaining 2,500 shares on April 23, 2016.

(2)	These options were granted on December 11, 2013. Of these options, 5,000 vested on December 31, 2014. The 10,000 unvested options vest as follows: 5,000 shares on December 31, 2015, and the remaining 5,000 shares on December 31, 2016.

(3)	These options were granted on December 11, 2013. Of these options, 37,500 vested on December 31, 2014. The 112,500 unvested options vest as follows: 37,500 shares on December 31, 2015, 37,500 shares on December 31, 2016 and the remaining 37,500 shares on December 31, 2017.

(4)	These options were granted on April 15, 2013. The options will vest 25% annually over a four year period on the anniversary of the date of the grant.

(5)	These options were granted on December 11, 2013. Of these options, 3,333 vested on December 31, 2014. The 6,667 unvested options vest as follows: 3,333 shares on December 31, 2015, and the remaining 3,334 shares on December 31, 2016.

(6)	These options were granted on January 8, 2008. The options vested 20% on the six month anniversary of the grant date, with the remainder vesting in equal quarterly installments over the next 48 months.

(7)	These options were granted on February 24, 2009. The options vested 20% annually over a five-year period on the anniversary of the date of the grant.

(8)	These options were granted on May 11, 2011. The options vest 25% annually over a four year period on the anniversary of the date of the grant.

	Stock Awards
Name	Grant Date	Number of Share or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)		EquityIncentive Awards: Market or Payout Value of Unearned Shares Units or Other Rights that Have Not Vested ($)
(a)		(g)	(h)	(i)		(j)
Ronald J.	6/19/2013	0	0	6,250	(1)	38,438	(1)
Casciano	12/11/2013	0	0	19,168	(2)	117,883	(2)
	2/14/2014	0	0	3,600	(3)	22,140	(3)
	2/14/2014	0	0	8,000	(4)	49,200	(4)
Robert P.	6/19/2013	0	0	4,750	(1)	29,213	(1)
Jerabeck *	12/11/2013	0	0	3,834	(2)	23,579	(2)
	2/14/2014	0	0	2,700	(3)	71,955	(3)
	2/14/2014	0	0	6,000	(4)	36,900	(4)
Stephen P. Lynch	6/19/2013	0	0	4,250	(1)	26,138	(1)

*	Amounts reported for Mr. Jerabeck reflect the specified vesting and expiration dates set forth in the respective grants. Under the terms of such grants, no further vesting shall occur following his separation from the Company on April 15, 2015.

(1)	The Company granted 12,500, 9,500 and 8,500 time vesting based restricted stock awards to Messrs. Casciano, Jerabeck and Lynch, of which 6,250, 4,750 and 4,250 vested on June 19, 2014, respectively. The remaining awards have a vest date of June 19, 2015. The dollar amounts reflected above represent the market value based on the Company’s closing stock price at December 31, 2014. The aggregate grant date fair value as computed in accordance with FASB ASC Topic 718 on the remaining shares is $25,250, $19,190, and $17,170 for Messrs. Casciano, Jerabeck and Lynch, respectively. Assumptions made in these valuations are discussed in Note 7 to the Company’s 2014 Consolidated Financial Statement included in the Company’s Annual Report on 10-K filed with the SEC on March 31, 2015.

(2)	The Company granted 57,500 and 11,500 shared based awards to Messrs. Casciano and Jerabeck, respectively. The share based awards vest in three separate tranches in equal share amounts. The first tranche are time vested awards and vested on March 31, 2014. The second and third tranches are performance based awards. The second tranche, which had a vest date of March 31, 2015, were cancelled based on non-achievement of performance conditions. The third tranche has a vest date of March 31, 2016. The dollar amounts reflected above represent the market value based on the Company’s closing stock price at December 31, 2014. The aggregate grant date fair value as computed in accordance with FASB ASC Topic 718, assuming the highest level of performance conditions will be achieved on the remaining shares is $101,878 and $20,378 for Messrs. Casciano and Jerabeck, respectively. Assumptions made in these valuations are discussed in Note 7 to the Company’s 2014 Consolidated Financial Statement included in the Company’s Annual Report on 10-K filed with the SEC on March 31, 2015.

(3)	The Company granted 3,600 and 2,700 time vesting based restricted stock awards to Messrs. Casciano and Jerabeck, respectively. The time vesting based restricted stock awards vest in three separate tranches in equal share amounts on January 1, 2015, January 1, 2016 and January 1, 2017. The dollar amounts reflected above represent the market value based on the Company’s closing stock price at December 31, 2014. The aggregate grant date fair value as computed in accordance with FASB ASC Topic 718, assuming the highest level of performance conditions will be achieved is $18,054 and $13,541 for Messrs. Casciano and Jerabeck, respectively. Assumptions made in these valuations are discussed in Note 7 to the Company’s 2014 Consolidated Financial Statement included in the Company’s Annual Report on 10-K filed with the SEC on March 31, 2015.

(4)	The Company granted 12,000 and 9,000 performance based awards to Messrs. Casciano and Jerabeck, respectively. The performance based awards vest in three separate tranches in equal share amounts on March 15, 2015, March 15, 2016 and March 15, 2017. The first tranche was cancelled based on non-achievement of performance conditions. The dollar amounts reflected above represent the market value based on the Company’s closing stock price at December 31, 2014. The aggregate grant date fair value as computed in accordance with FASB ASC Topic 718, assuming the highest level of performance conditions will be achieved on the remaining shares, is $40,280 and $30,210 for Messrs. Casciano and Jerabeck, respectively. Assumptions made in these valuations are discussed in Note 7 to the Company’s 2014 Consolidated Financial Statement included in the Company’s Annual Report on 10-K filed with the SEC on March 31, 2015.

Equity Compensation Plan Information

The following table shows the number, as of December 31, 2014, of equity securities authorized for issuance under the Company’s equity incentive plans, differentiated by those compensation plans that have been previously approved by shareholders and those compensation plans that have not been previously approved by shareholders.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-Average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,239,600	$5.28	398,825	*
Equity compensation plans not approved by security holders	0	0	0
Total	1,239,600	$5.28	398,825

*	This total does not reflect (i) shares which were subsequently returned to the Company’s 2005 Equity Incentive Plan as a result of expirations and or cancellations of grants during the first quarter of 2015 or (ii) 500,000 shares authorized by the shareholders to be added to the Plan in 2014 but not yet registered.

Transactions with Related Persons

For the Company’s last fiscal year beginning January 1, 2014 and ending December 31, 2014, and for the Company’s 2013 fiscal year, beginning January 1, 2013 and ending December 31, 2013, there were no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest, except for the following:

•	Karen E. Sammon, a member of the immediate family of Dr. John W. Sammon, Director and Chairman Emeritus of the Company’s Board of Directors and a beneficial owner of more than five percent of the Company’s outstanding Common Stock, was named President of ParTech, Inc., a wholly owned subsidiary of the Company, effective April 1, 2013. ParTech, Inc. is the principal business unit in the Company’s Hospitality business segment. Ms. Sammon’s total compensation for 2014 was $312,438 and was principally comprised of her salary of $275,000, approximately $24,992 in equity or equity based awards with performance based vesting, and approximately $11,204 in time based equity or equity based awards, participation in the Company’s retirement plan, as well as provision of insurance benefits and other customary benefits offered to the Company’s senior executives. Ms. Sammon’s total compensation for 2013 was $487,543 and was principally comprised of her salary of $195,811, approximately $40,382 in equity or equity based awards with performance based vesting, and approximately $250,000 in time based equity or equity based awards, participation in the Company’s retirement plan, as well as provision of insurance benefits and other customary benefits offered to the Company’s senior executives.

•	John W. Sammon, III, a member of the immediate family of Dr. Sammon and Karen E. Sammon, became an employee of ParTech, Inc., a subsidiary of the Company, on October 13, 2014 serving as General Manager & Senior Vice President, Intelligent Checklist Software Division. Mr. Sammon’s total compensation for 2014 was $32,232 which was comprised of his salary, participation in the Company’s retirement plan, as well as provision of insurance benefits offered to the Company’s senior executives. Mr. Sammon’s annual base salary for 2015 is currently set at $185,000.

•	Karen E. Sammon, President of the Company’s subsidiary, ParTech, Inc., and her brother, John W. Sammon, III, an employee of ParTech, Inc. are principals in Sammon and Sammon, LLC, doing business as Paragon Racquet Club. Paragon Racquet Club leases a portion of the Company’s facilities at New Hartford, New York on a month to month basis at the base rate of $9,775 (or an aggregate annual amount of $117,300 for 2014 and 2013). In addition, Paragon Racquet Club provided memberships to the Company's local employees valued at $23,800 and $23,600 for 2014 and 2013, respectively. Both Ms. Sammon and Mr. Sammon are members of the immediate family of Dr. Sammon.

Policies and Procedures With Respect to Related Party Transactions

The Company’s written Policy on Related Party Transactions requires Controllers of all subsidiaries to review on a quarterly basis all transactions and potential transactions for related party involvement.  All identified transactions, if any, are reported to the Company’s principal accounting officer and the Company’s legal counsel.  Approval or ratification by the Nominating and Corporate Governance Committee is required for any transaction or series of transactions exceeding $120,000 in which the Company is a participant and any related person has a material interest.  Related persons would include the Company’s Directors and executive officers and their immediate family members as well as any person known to be the beneficial owner of more than 5% of the Company’s Common Stock.

Under the Company’s Corporate Governance Guidelines and Code of Business Conduct & Ethics, all Directors and executive officers and employees of the Company have a duty to report, which includes reports to the Company’s Compliance Officer and to the Nominating and Corporate Governance Committee or Audit Committee, potential conflicts of interests, including transactions with related persons.  All related party transactions, other than compensation arrangements, expense allowances and other similar items in the ordinary course of business are disclosed in the Company’s financial statements.  Compensation paid by the Company for service to an employee, even if the aggregate amount involved exceeds $120,000, are not reviewed by the Nominating and Corporate Governance or Audit Committees unless the Compliance Officer, principal accounting officer or legal counsel believe such compensation to be inconsistent with peers of the related party within the Company or the Company’s compensation practices in general.

Proposal 2:  Approval of the PAR Technology Corporation 2015 Equity Incentive Plan

At the Annual Meeting, the stockholders will be requested to consider and act upon a proposal to approve the Company's 2015 Equity Incentive Plan (the “2015 Stock Plan”).  On March 10, 2015, the Board of Directors approved, subject to stockholder approval at the Annual Meeting, the adoption of the 2015 Stock Plan.

The Board of Directors believes that the Company's ability to continue to attract and retain qualified employees is in large part dependent upon the Company's ability to provide such employees long-term, equity-based incentives in the form of stock options as part of their compensation.  The Company's 2005 Stock Option Plan will expire according to its terms in December 2015.  The Board of Directors believes that the approval of the 2015 Stock Plan would allow for the continuation of the Company's current equity compensation program or employees, directors and other service providers to the Company.  An affirmative majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the 2015 Stock Plan.

The maximum aggregate number of shares of Common Stock available for issuance under the 2015 Stock Plan is 1,000,000 shares.  The shares of Common Stock available for issuance under the 2015 Stock Plan are subject to adjustment for any stock dividend, recapitalization, stock split, stock combination or certain other corporate reorganizations.  Shares issued may consist in whole or in part of authorized but unissued shares or treasury shares.  Shares subject to an award that expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded will again be available for award under the 2015 Stock Plan.  The maximum number of shares which may be granted to an individual in a fiscal year is the number of shares of Common Stock that are authorized for issuance pursuant to the 2015 Stock Plan.

On the record date for the Annual Meeting, the market price, as reported by the New York Stock Exchange, of Common Stock, the class of stock underlying all options, awards and purchases subject to the 2015 Stock Plan was $4.175 per share.  As of the record date for the Annual Meeting, no options to purchase shares of Common Stock were issued under the 2015 Stock Plan.

If, at the time an option is granted under the 2015 Plan, the Company's Common Stock is publicly traded under the Exchange Act, “Fair Market Value” shall mean (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value shall be the last reported sales price for such stock (on that date) or the closing bid, if no sales were reported as quoted on such exchange or system as reported in The Wall Street Journal or such other source as the Board deems reliable; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on a national market system.  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board after taking into consideration all factors which it deems appropriate.

A summary of the 2015 Stock Plan is set forth below. The full text of the 2015 Stock Plan is attached to this Proxy Statement as Appendix A.

The 2015 Stock Plan

The 2015 Stock Plan was adopted by the Board of Directors on March 10, 2015.  The 2015 Stock Plan currently provides for the issuance of a maximum of 1,000,000 shares of Common Stock pursuant to the grant to employees of Incentive Stock Options ("ISOs") within the meaning of Section 422 of the Code and the grant of Non-Qualified Stock Options (the "NQSOs"), stock awards ("Awards") or opportunities to make direct purchases of stock in the Company ("Purchases") to employees, consultants, directors and executive officers of the Company.  As of the record date, March 30, 2015 1,177 employees (including one director who is also an employee of the Company and executive officers) and four non-employee directors are eligible to participate in the 2015 Stock Plan.

The 2015 Stock Plan is administered by the Board of Directors.  The Board may, to the extent permitted by applicable law, delegate any or all of its powers under the 2015 Stock Plan to the Company's Compensation Committee.  Each grant of an ISO, NQSO, Award or right to Purchase shall be evidenced by a written document delivered to the  participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the 2015 Stock Plan as the Board of Directors considers necessary or advisable. Each type of grant may be made alone, in addition to, or in relation to any other type of grant.  The terms of each type of award need not be identical and the Board need not treat participants uniformly.  The Board may amend, modify or terminate any outstanding grant, including substituting therefor another award, changing the date of exercise or realization and converting an incentive stock option to a nonqualified stock option, provided that the participant's consent to such action shall be required unless the Board determines that the action would not materially and adversely affect the participant.

The Board of Directors will determine whether grants pursuant to the 2015 Stock Plan are settled in whole or in part in cash, Common Stock, other securities of the Company, other property or such other methods as the Board of Directors may deem appropriate.  In the Board's discretion, tax obligations required to be withheld in respect of an award may be paid in whole or in part in shares of Common Stock, including shares retained from such award. The Board will determine the effect on an award of the death, disability, retirement or other termination of employment of a participant and the extent to which and period during which the participant's legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights  thereunder.  Except as otherwise provided by the Board,  grants under the 2015 Stock Plan are not  transferable  other than as designated by the participant  by will or by the laws of descent  and distribution or, in the case of NQSOs and Purchase rights only, pursuant to a valid domestic relations order or to certain trusts or other estate planning vehicles.

The Board of Directors in its discretion may take certain actions in order to preserve a participant's rights in the event of a change in control of the Company, including (i) providing for the acceleration of any time period relating to the exercise or  realization  of the grant, (ii) providing for the purchase  of the grant for an amount of cash or other property that could have been received upon the exercise or realization of the grant had the award been currently exercisable or payable, (iii) adjusting the terms of the award in order to reflect the change in control, (iv) causing the award to be assumed, or new rights substituted therefor, by another entity, or (v) making such other provision as the Board may consider  equitable and in the best interest of the Company, provided  that, in the case of an action taken with respect to an outstanding  award, the  participant's consent to such action shall be required unless the Board determines  that the action, taking into account any related action, would not materially and adversely affect the participant.

The Board of Directors of the Company may amend, suspend or terminate the 2015 Stock Plan or any portion thereof at any time; provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, rules or regulations.

Options.  Subject to the provisions of the 2015 Stock Plan, the Board of Directors has the authority to select the optionees and determine the terms of the options granted, including: (i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price of the option, (iv) the duration of the option and (v) the time, manner and form of payment upon exercise of an option.  The Board of Directors determines the exercise price per share for NQSOs, Awards and Purchases under the 2015 Stock Plan, so long as such exercise price is no less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company may be organized.  As provided under the Plan, the number of shares of Common Stock underlying a stock option and the exercise price thereof will continue to adjust when the Company effects a stock split, stock dividend, merger or similar event.  The exercise price per share for each ISO and NQSO to be granted under the 2015 Stock Plan may not be less than the Fair Market Value per share of Common Stock on the date of such grant.  In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share for such ISO shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the date of grant.  Each option granted will expire on the date specified by the Board of Directors, but not more than (i) ten years from the date of grant in the case of options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.  Generally, no ISO may be exercised more than 90 days following termination of employment.  However, in the event that termination is due to death or disability, the option is exercisable for a maximum of 180 days after such termination.

As of March 30, 2015, there are no immediate plans to award options under the 2015 Stock Plan.

Purchases.  Subject to provisions of the 2015 Stock Plan, the Board of Directors may grant shares of restricted stock to participants, with such restricted periods and other conditions as the Board may determine and for no cash consideration or such minimum consideration as may be required by applicable law.  During the restricted period, unless otherwise determined by the Board, stock certificates evidencing the restricted shares will be held by the Company and may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board.  At the expiration of the restricted period, the Company will deliver such certificates to the participant or, if the participant has died, to the beneficiary designed by the participant.

Awards.  Subject to the provisions of the 2015 Stock Plan, the Board of Directors may award stock awards, which may be designated as award shares by the Board, subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment needs, if any, as the Board shall determine.  Shares of Common Stock or other rights awarded in connection with a stock award shall be issued for no cash consideration or such minimum consideration as may be required by law. As of March 30, 2015, there are no immediate plans to make any awards under the 2015 Stock Plan.

United States Federal Income Tax Consequences
The following discussion of United States federal income tax consequences of the issuance and exercise of options, Awards and Purchases granted under the 2015 Stock Plan is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service, all of which are subject to change (perhaps with retroactive effect).  It is not intended to be a complete discussion of all of the United States federal income tax consequences of these plans or of the requirements that must be met in order to qualify for the described tax treatment.  In addition there may be foreign, state, and local tax consequences that are not discussed herein.

Incentive Stock Options:  The following general rules will be applicable under current United States federal income tax law to ISOs granted under the 2015 Stock Plan:

1.	In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and the Company is not entitled to a federal income tax deduction upon either the grant or exercise of an ISO. However, under certain circumstances there may be alternative minimum tax, as described above.

2.	If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the ISO was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

3.	If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the requisite Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4.	In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally will be entitled to a corresponding deduction for federal income tax purposes, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

5.	The difference between the amount realized by the optionee as the Result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain or loss.

6.	Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds 12 months.

7.	An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

8.	In addition to the tax consequences described above, the exercise of ISOs may result in a further "alternative minimum tax" under the Code. The Code provides that an "alternative minimum tax" (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9.	Special rules apply if the Common Stock acquired through the exercise of an ISO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Non-Qualified Options:  The following general rules are applicable under current federal income tax law to NQSOs to be granted under the 2015 Stock Plan.

1.	The optionee generally does not recognize any taxable income upon the grant of a NQSO, and the Company is not entitled to a federal income tax deduction by reason of such grant.

2.	The optionee generally will recognize ordinary compensation income at the time of exercise of the NQSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

3.	When the optionee sells the shares acquired through the exercise of a NQSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds 12 months, such gain or loss will be a long-term capital gain or loss.

4.	The Company generally should be entitled to a federal income tax deduction when ordinary income is recognized by the optionee pursuant to the exercise of a NQSO, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

5.	An optionee may be entitled to exercise a NQSO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a NQSO in such fashion, special rules will apply.

6.	Special rules apply if the Common Stock acquired through the exercise of a NQSO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Awards and Purchases:  The following general rules are applicable under current federal income tax law to the grant of Awards and Purchases under the 2015 Stock Plan:

1.	Persons receiving Common Stock pursuant to an award of Common Stock ("Award") or a grant of an opportunity to purchase Common Stock ("Purchase") generally recognize ordinary income equal to the fair market value of the shares received, reduced by any purchase price paid.

2.	The Company generally will be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gain or loss.

Special rules apply if the stock acquired pursuant to an Award or Purchase is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

The Board of Directors unanimously recommends a vote FOR the proposal to approve the 2015 Equity Incentive Plan.  Proxies solicited by the Board will be so voted unless shareholders specify otherwise in their proxies.

Proposal 3:	Non-binding advisory vote regarding the compensation of the Company’s Named Executive Officers

At the 2013 Annual Meeting of Shareholders, the results of a non-binding advisory vote by the shareholders indicated a desire for an annual advisory vote regarding the compensation of the Company’s Named Executive Officers.  The Board believes holding a non-binding shareholder advisory vote on the compensation of the Company’s Named Executive Officers on annual basis will enhance shareholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about its executive compensation philosophy.  In accordance with Section 14A of the Security Exchange Act of 1934, as amended, and the regulations promulgated there under, shareholders are, therefore, being asked to provide a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement, including the compensation tables and narrative discussion, is hereby APPROVED.

The compensation paid to the Company’s Named Executive Officers is disclosed in the narrative discussion and compensation tables and on pages 17 through 25 of this Proxy Statement.  As a smaller reporting company, the Company provides disclosures pursuant to Item 402 (m) through (q) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Regulation S-K”).  While the Company’s smaller reporting company status exempts it from Item 402(b) of Regulation S-K which imposes compensation discussion and analysis of its executive compensation practices, the Company has elected to continue to provide information regarding its objectives and practices regarding executive compensation in order to give its shareholders transparency into its compensation philosophy and practices.  As discussed in the disclosures contained in the Executive Compensation section of this Proxy Statement, the Company believes its compensation policies and decisions are focused on pay-for-performance principles and are strongly aligned with the long term interests of building shareholder value.

A shareholder vote on Proposal 3 is advisory in nature and, therefore, not binding on the Company, the Compensation Committee or the Board.  The vote will not be construed to create or imply any change to the fiduciary duties for the Company, the Compensation Committee or the Board.  However, the opinions of the Company’s shareholders are valued and to the extent there is any significant vote against the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement, the Company, the Compensation Committee, and the Board will consider shareholder concerns and will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR the proposal to approve the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement, including the compensation tables and narrative discussion.  Unless a contrary direction is indicated, shares represented by valid proxies that are not marked with a vote in connection with Proposal 3, will be voted FOR the proposal.

OTHER MATTERS

Other than as described in the materials of this Proxy Statement, the Board knows of no matters that will be presented at the Meeting for action by shareholders.  However, if any other matters properly come before the Meeting, or any postponement or adjournment thereof, the persons acting by authorization of the proxies will vote thereon in accordance with their judgment.

NO INCORPORATION BY REFERENCE

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.”  This means that we are referring shareholders to information that has previously been filed with the SEC and the information should be considered as part of the particular filing.  As provided under SEC regulations, the “Report of the Audit Committee” and the executive compensation discussion contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC.  In addition, this Proxy Statement includes several website addresses.  These website addresses are intended to provide inactive, textual references only.  The information on these websites is not part of this Proxy Statement.  If you have received this document in paper form, the Company’s Annual Report to its shareholders for the year ended December 31, 2014, including audited consolidated financial statements, accompanies this Proxy Statement.  Except to the extent expressly provided herein, the Company’s Annual Report is not incorporated in this Proxy Statement by reference.

AVAILABLE INFORMATION

The Company’s Annual Report on Form 10-K can be located with the Proxy Materials on the Company’s website http://www.partech.com/investors/proxy/.  In addition, the Annual Report on Form 10-K can be accessed under the SEC Filings link on our website http://www.partech.com/investors/xbrl-documents/ together with the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.  These reports are available for access as soon as is reasonably practicable after the Company electronically files such reports with, or furnishes those reports to, the SEC.  The Company's Corporate Governance Guidelines, Board of Directors committee charters (including the charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee) and code of ethics entitled “Code of Business Conduct and Ethics” also are available at this same location on our website.  Shareholders can receive free printed copies of any or all of these documents by directing a written or oral request to: PAR Technology Corporation, Attention: Investor Relations, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY 13413-4991,
315-738-0600; http://www.partech.com/investors/investor-relations/.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Shareholders may submit proposals on matters appropriate for shareholder action at the Company’s Annual Meetings consistent with the regulations adopted by the SEC and the By-Laws of the Company.  To be considered for inclusion in next year’s Proxy Statement and form of proxy relating to the 2016 Annual Meeting, any shareholder proposals must be received at the Company’s general offices no later than the close of business on December 11, 2015.  If a matter of business is received by February 25, 2016, the Company may include it in the Proxy Statement and form of proxy and, if it does, it may use its discretionary authority to vote on the matter.  For matters that are not received by February 25, 2016, the Company may use its discretionary voting authority when the matter is raised at the Annual Meeting of Shareholders, without inclusion of the matter in its Proxy Statement.  Proposals should be addressed to the attention of:  Corporate Secretary, PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991.  The Company recommends all such submissions be sent by Certified Mail - Return Receipt Requested.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Viola A. Murdock
Secretary

April 17, 2015

APPENDIX A

PAR TECHNOLOGY CORPORATION
2015 EQUITY INCENTIVE PLAN

(Effective Date:  May 28, 2015)

1.                    Purpose and Eligibility.  The purpose of this 2015 Equity Incentive Plan (the “Plan”) of PAR Technology Corporation, a Delaware corporation (the “Company”) is to provide stock options, stock issuances and other equity interests in the Company (each, an “Award”) to (a) key employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, and (b) any other Person who is determined by the Board to have made (or is expected to make) contributions to the Company.  Any person to whom an Award has been granted under the Plan is called a “Participant”.  Additional definitions are contained in Section 10.

2.                   Administration.

a.                   Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. The Board shall have authority, subject to the express limitations of the Plan, (i) to construe and determine the respective Stock Option Agreement, Awards and the Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards, (iii) to determine the terms and provisions of the respective Stock Option Agreements and Awards, which need not be identical, (iv) to initiate an Option Exchange Program, and (v) to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration and interpretation of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement or Award in the manner and to the extent it shall deem expedient to carry the Plan, any Stock Option Agreement or Award into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be final and binding on all interested persons.  Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

b.                  Appointment of Committee.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to the Compensation Committee (the “Committee”).  All references in the Plan to the “Board” shall mean such Committee or the Board.  The Committee may consult with the Company’s Stock Option Committee, which shall make recommendations, with respect to Participants eligible to receive Awards and the number of shares subject to the Award, to the Committee for its review and final approval.

c.                   Delegation to Executive Officers.  To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

d.                  Applicability of Section Rule 16b-3.  Anything to the contrary in the foregoing notwithstanding if, or at such time as, the Common Stock is or becomes registered under Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), or any successor statute, the Plan shall be administered in a manner consistent with Rule 16b-3 promulgated thereunder, as it may be amended from time to time, or any successor rules (“Rule 16b-3”), such that all subsequent grants of Awards hereunder to Reporting Persons, as hereinafter defined, shall be exempt under such rule.  Those provisions of the Plan which make express reference to Rule 16b-3 or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16 (a) of the Exchange Act (a “Reporting Person”).

e.                  Applicability of Section 162 (m).  Any provisions in this Plan to the contrary notwithstanding, whenever the Board is authorized to exercise its discretion in the administration or amendment of this Plan or any Award hereunder or otherwise, the Board may not exercise such discretion in a manner that would cause any outstanding Award that would otherwise qualify as performance-based compensation under Section 162 (m) of the Code to fail to so qualify under Section 162 (m).

3.                    Stock Available for Awards.

a.                  Number of Shares.  Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 1,000,000.  If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If an Award granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Award shall again be available for subsequent Awards under the Plan, and if shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than the price paid for such shares, such shares of Common Stock shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b.                  Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than the number of shares of Common Stock that are authorized for issuance pursuant to the Plan.

c.                   Adjustment to Common Stock.  Subject to Section 7, in the event of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or similar event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding Award shall be adjusted by the Company (or substituted Awards may be made if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

4.                    Stock Options.

a.                   General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the shares of Common Stock issued upon the exercise of each Option, including, but not limited to, vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws.  Each Option will be evidenced by a Stock Option Agreement, consisting of a Notice of Stock Option Award and a Stock Option Award Agreement (collectively, a “Stock Option Agreement”).

b.                  Incentive Stock Options. An Option that the Board intends to be an incentive stock option (an “Incentive Stock Option”) as defined in Section 422 of the Code, as amended, or any successor statute (“Section 422”), shall be granted only to an employee of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 and regulations thereunder.  The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option” or “Non-Qualified Stock Option”.

c.                   Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to qualify as Incentive Stock Options shall not qualify as Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000. The amount of Incentive Stock Options which exceed such $100,000 limitation shall be deemed to be Non-Qualified Stock Options.  For the purpose of this limitation, unless otherwise required by the Code or regulations of the Internal Revenue Service or determined by the Board, Options shall be taken into account in the order granted, and the Board may designate that portion of any Incentive Stock Option that shall be treated as Non-Qualified Stock Option in the event that the provisions of this paragraph apply to a portion of any Option.  The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Option or at the time of its exercise.

d.                  Exercise Price.  The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable Stock Option Agreement, provided, however, in no event may the per share exercise price be less than the Fair Market Value (as defined below) of the Common Stock. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, then the exercise price shall be no less than 110% of the Fair Market Value of the Common Stock on the date of grant.

e.                   Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Stock Option Agreement; provided, that the term of any Incentive Stock Option may not be more than ten (10) years from the date of grant.  In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, the term of the Option shall be no longer than five (5) years from the date of grant.

f.                    Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(g) and the Stock Option Agreement for the number of shares for which the Option is exercised.

g.                  Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment as permitted by the Board in its sole and absolute discretion:

i.                    by check payable to the order of the Company;

ii.                  only if the Common Stock is then publicly traded, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

iii.                 to the extent explicitly provided in the applicable Stock Option Agreement, by delivery of shares of Common Stock owned by the Participant valued at Fair Market Value (as determined by the Board or as determined pursuant to the applicable Stock Option Agreement); or

iv.                 payment of such other lawful consideration as the Board may determine.

The Board shall determine in its sole and absolute discretion and subject to securities laws and its Insider Trading Policy whether to accept consideration other than cash. The Fair Market Value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined in such manner as may be prescribed by the Board.

h.                   Acceleration, Extension, Etc. The Board may, in its sole discretion, and in all instances subject to any relevant tax (including Section 409A of the Code) and accounting considerations which may adversely impact or impair the Company, (i) accelerate the date or dates on which all or any particular Options or Awards granted under the Plan may be exercised, or (ii) extend the dates during which all or any particular Options or Awards granted under the Plan may be exercised; provided, however, in no event may any extension exceed the lesser of the option term permitted under Section 4(e) herein or the term set forth in the governing Stock Option Agreement.

i.                    Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded under the Exchange Act, “Fair Market Value” shall mean (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value shall be the last reported sales price for such stock (on that date) or the closing bid, if no sales were reported as quoted on such exchange or system as reported in The Wall Street Journal or such other source as the Board deems reliable; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on a national market system. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board after taking into consideration all factors which it deems appropriate.

5.                    Restricted Stock.

a.                   Grants.  The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

b.                   Terms and Conditions.  The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee).  After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

6.                   Other Stock-Based Awards.  The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units; provided, however, that any such grant that would be subject to Section 409A of the Code shall in all respects be compliant with Section 409A.

7.                    General Provisions Applicable to Awards.

a.                   Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, except as the Board may otherwise determine or provide in an Award, that Nonstatutory Options and Restricted Stock Awards may be transferred pursuant to a qualified domestic relations order (as defined in Employee Retirement Income Security Act of 1974, as amended) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Stock Option Agreement and Restricted Stock Award, which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b.                  Documentation.  Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board.  Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan or applicable law.

c.                   Board Discretion.  The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d.                 Additional Award Provisions.  The Board may, in its sole discretion, include additional provisions in any Stock Option Agreement, Restricted Stock Award or other Award granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to Participants upon exercise of Awards, or transfer other property to Participants upon exercise of Awards, or such other provisions as shall be determined by the Board; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan or applicable law (including Section 409A of the Code).

e.                   Termination of Status. The Board shall determine the effect on an Award of the disability (as defined in Code Section 22(e)(3)), death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.

f.                    Change of Control of the Company.

i.                    Unless otherwise expressly provided in the applicable Stock Option Agreement or Restricted Stock Award or other Award, in connection with the occurrence of a Change in Control (as defined below), the Board shall, in its sole discretion as to any outstanding Award (including any portion thereof; on the same basis or on different bases, as the Board shall specify), take one or any combination of the following actions:

A.                 make appropriate provision for the continuation of such Award by the Company or the assumption of such Award by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Award either (x) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change of Control, (y) shares of stock of the surviving or acquiring corporation or (z) such other securities as the Board deems appropriate, the Fair Market Value of which (as determined by the Board in its sole discretion) shall not materially differ from the Fair Market Value of the shares of Common Stock subject to such Award immediately preceding the Change of Control;

B.                  accelerate the date of exercise or vesting of such Award; or

C.                  permit the exchange of such Award for the right to participate in any stock option or other employee benefit plan of any successor corporation.

D.                  For the purpose of this Agreement, a “Change of Control” shall mean:

(a)                   The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended [the “Exchange Act”]) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding shares of voting stock of the Company (the “Outstanding Voting Stock”); provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of 50% or more of Outstanding Voting Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Voting Stock, shall not constitute a Change in Control; or

(b)                  Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute a majority of the members of this Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company’s Shareholders was approved by a majority of the members of the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below) shall be deemed to be members of the Incumbent Directors; or

(c)                  The consummation of (i) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from Merger, (ii) a complete liquidation or dissolution of the Company or (iii) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to a subsidiary of the Company.

g.                  Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  The Board in its sole discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the shares of Common Stock covered by the Option or Award, including shares as to which the Option or Award would not otherwise be exercisable, which exercise may in the sole discretion of the Board, be made subject to and conditioned upon the consummation of such proposed transaction.  In addition, the Board may provide that any Company repurchase option applicable to any shares of Common Stock purchased upon exercise of an Option or Award shall lapse as to all such shares of Common Stock, provided the proposed dissolution and liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, an Award will terminate upon the consummation of such proposed action.

h.                  Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof.

i.                     The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

j.                     Parachute Payments and Parachute Awards.  Notwithstanding the provisions of Section 7(f), if, in connection with a Change of Control described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code, if applicable), then the number of Awards which shall become exercisable, realizable or vested as provided in such Section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the “Parachute Awards”); provided, however, that if the “aggregate present value” of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Change of Control, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the “aggregate present value” of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 7(j) shall be made by the Company.

k.                   Amendment of Awards.  The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

l.                    Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

m.                 Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

8.                    Withholding.  The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of an Award any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan or the purchase of shares subject to the Award. Subject to the prior approval of the Company, including without limitation, its determination that such withholding complies with applicable tax and securities laws, which may be withheld by the Company in its sole discretion, the optionee or recipient of an Award may elect to satisfy such obligation, in whole or in part, (a) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option or the purchase of shares subject to an Award or (b) by delivering to the Company shares of Common Stock already owned by the optionee or Award recipient of an Award. The shares so delivered or withheld shall have a Fair Market Value of the shares used to satisfy such withholding obligation as shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee or recipient of an Award who has made an election pursuant to this Section may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

9.                    No Exercise of Option if Engagement or Employment Terminated for Cause.  If the employment or engagement of any Participant is terminated “for Cause”, the Award may terminate, upon a determination of the Board, on the date of such termination and the Option shall thereupon not be exercisable to any extent whatsoever and the Company shall have the right to repurchase any shares of Common Stock subject to a Restricted Stock Award whether or not such shares have vested.  For purposes of this Section 9, “for Cause” shall be defined as follows:  (i) if the Participant has executed an employment agreement, the definition of “Cause” contained therein, if any, shall govern, or (ii) conduct, as determined by the Board of Directors, involving one or more of the following: (a) gross misconduct; or (b) the commission of an act of embezzlement, fraud or theft, which results in economic loss, damage or injury to the Company; or (c) the unauthorized disclosure of any trade secret or confidential information of the Company (or any client, customer, supplier or other third party who has a business relationship with the Company) or the violation of any noncompetition or nonsolicitation covenant or assignment of inventions obligation with the Company; or (d) the commission of an act which constitutes unfair competition with the Company or which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company; or (e) the indictment of the Participant for a felony or serious misdemeanor offense, either in connection with the performance of his or her obligations to the Company or which shall adversely affect the Participant’s ability to perform such obligations; or (f) the commission of an act of fraud or breach of fiduciary duty which results in loss, damage or injury to the Company; or (g) the failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause; or (h) intentional violation of securities laws or the Company’s Insider Trading Policy.  In making such determination, the Board shall act fairly and in utmost good faith. The Board may in its discretion waive or modify the provisions of this Section at a meeting of the Board with respect to any individual Participant with regard to the facts and circumstances of any particular situation involving a determination under this Section.

10.                 Miscellaneous.

a.                    Definitions.

i.         “Company”, for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of PAR Technology Corporation, as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of the Company, as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

ii.        “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

iii.      “Employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company.

iv.      “Option Exchange Program” means a program whereby outstanding options are exchanged for options with a lower exercise price.

b.                   No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c.                   No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d.                   Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board (the “Effective Date”).  No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

e.                    Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

f.                    Settlement of Awards.  Any other provision of the Plan to the contrary notwithstanding, if any provision of the Plan permits a Participant, at his or her election, to receive a cash settlement of Options or other Awards under the Plan, or requires the Company to pay a cash settlement of Options or Awards under the Plan, the Participant shall be entitled to receive the cash settlement, and the Company shall be obligated to pay the cash settlement, only if the Company determines, in its sole and absolute discretion, to make such payment.

g.                   Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the state of incorporation of the Company, Delaware, without regard to any applicable conflicts of law.

Approvals:

Original Plan:
Adopted by the Board of Directors on:  March 10, 2015

Approved by the stockholders on: ________________

Turning Stone Resort
Tower Meeting Rooms
5218 Patrick Road
Verona, New York 13478
800-771-7711
http://www.turningstone.com/about-us/

http://www.turningstone.com/resort-map/

From Syracuse Hancock International Airport:
Take I-90 (NYS Thruway) East to Exit 33 (Verona); through the tollbooth, travel straight to the stoplight. Take a left onto Route 365 and the next left into the Resort.

From Albany, NY and points East:
Take I-90 (NYS Thruway) West to Exit 33 (Verona); through the tollbooth, travel straight to the stoplight. Turn left onto Route 365 and the next left into the Resort.

From Binghamton, NY and points South:
Take I-81 North to Exit 16A; Take I-481 North to Exit 6; Take I-90 (NYS Thruway) East to Exit 33 (Verona); through the tollbooth, travel straight to the stoplight. Take left onto Route 365 and the next left into the Resort.

From Watertown, NY and points North:
Take Route I-81 South; Take I-481 South; Take I-90 (NYS Thruway) East to Exit 33 (Verona); through the tollbooth, travel straight to the stoplight. Take a left onto Route 365 and the next left into the Resort.

From New York City:
•	Take I-87 North (NYS Thruway) to I-90 West (NYS Thruway)
•	In the Albany Area I-87 becomes I-90. Make sure you stay on the Thruway(Toll Road) and do not exit in the Albany area. If you are on I-87 Northway, get back to I-90 going West.
•	Take I-90 West to Exit 33 (Verona); through the tollbooth travel straight to the stoplight. Take a left onto Route 365 and the next left into the Resort.

From Buffalo, NY and points West:
Take I-90 (NYS Thruway) East to Exit 33 (Verona); through the tollbooth, travel straight to the stoplight. Take a left onto Route 365 and the next left into the Resort.

IMPORTANT ANNUAL MEETING INFORMATION 1234567890ENDORSEMENT_LINE SACKPACK IMR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet •Go to www.investorvote.com/PAR •Or scan the QR code with your smartphone•  Follow the steps outlined on the secure website ( 1234 5678 9012 345) Shareholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the PAR Technology Corporation Shareholder Meeting to be Held on May 28, 2015 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.investorvote.com/PAR ii Easy Online Access — A Convenient Way to View Proxy Materials and Vote H When you go online to view materials, you can also vote your shares. Step 1: Go to www.investorvote.com/PAR. Step 2: Click on the icon on the right to view current meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.Obtaining a Copy of the Proxy Materials - If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 14, 2015 to facilitate timely delivery.

Shareholder Meeting Notice The 2015 Annual Meeting of Shareholders for PAR Technology Corporation will be held at 10:00 AM, Local Time, on May 28, 2015 at Turning Stone Resort, Tower Meeting Rooms (Briar Room), 5218 Patrick Road, Verona, New York 13478 for the following purposes: Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations. Your Board of Directors recommends a vote "FOR" Proposals 1, 2, and 3:1.To elect four (4) Directors of the Company for a term of office to expire at the 2016 Annual Meeting of Shareholders; 2.To approve the PAR Technology Corporation 2015 Equity Incentive Plan; 3.To obtain a non-binding advisory vote regarding the compensation of the Company's Named Executive Officers; and 4.To transact such other business as may properly come before the Meeting or any adjournments or postponements of the Meeting. PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here's how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet - Go to www.investorvote.com/PAR. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. g Telephone - Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email - Send email to investorvote@computershare.com with "Proxy Materials PAR Technology Corporation" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 14, 2015.

ENDORSEMENT_LINE SACKPACK "III MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ADD 6 iiiiiiiiiiii iiiiiiiiiiiiiii 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Eastern Time, on May 28, 2015. Vote by Internet •Go to www.investorvote.com/PAR •Or scan the QR code with your smartphone •Follow the steps outlined on the secure website Vote by telephone •Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone C123456789   •Follow the instructions provided by the recorded message ( 1234 5678 9012 345) Annual Meeting Proxy Card ▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼ □ Proposals - MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. For Withhold □ □ □ For Withhold □ □ 02 - Paul D. Eurek 03 - Dr. John W. Sammon 1. Nominees for a term of office to expire at the 2016 Annual Meeting of Shareholders: For Withhold □ □ 01 - Ronald J. Casciano 04 - Todd E. Tyler 2. To approve the PAR Technology Corporation 2015 Equity Incentive Plan.For Against Abstain □ □ □ 3. To obtain a non-binding advisory vote regarding the compensation of the Company's Named Executive Officers.For Against Abstain □ □ □  0 Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below.Meeting Attendance □ Mark the box to the rightT~I if you plan to attend theI—' Annual Meeting. Annual Report Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. M Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and if signing for a corporation, please give your title. When shares are in the name of more than one person, all should sign the proxy.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. / / llllllllllllllllllllllll C 1234567890J NT 1UPX 2356171 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND  02219E

IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 28, 2015.THE PROXY MATERIALS ARE AVAILABLE ON-LINE AT: www.partech.com/investors/proxy ▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼ REVOCABLE PROXY - PAR TECHNOLOGY CORPORATION ANNUAL MEETING OF SHAREHOLDERS - MAY 28, 2015 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned shareholder of PAR TECHNOLOGY CORPORATION hereby appoints RONALD J. CASCIANO and JOHN W. SAMMON or any one of them, jointly or severally, as proxies with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 2015 Annual Meeting of Shareholders to be held on Thursday, May 28, 2015 at 10:00 AM, Local Time, at Turning Stone Resort, Tower Meeting Rooms (Briar Room), 5218 Patrick Road, Verona, New York 13478 and at any adjournment thereof, for the matters set forth and more particularly described in the accompanying Notice of Annual Meeting and Proxy Statement and upon such other matters which may properly come before the meeting. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Iiiiiiiiiiii IMPORTANT ANNUAL MEETING INFORMATION 0 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card ▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼  □ Proposals - MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.+ For Withhold □ □ □ □ For Withhold □ □ For Withhold □ □ 03 - Dr. John W. Sammon 1. Nominees for a term of office to expire at the 2016 Annual Meeting of Shareholders: 02 - Paul D. Eurek 01 - Ronald J. Casciano 04 - Todd E. Tyler  2. To approve the PAR Technology Corporation 2015 Equity Incentive Plan. For Against Abstain □ □ □ 3. To obtain a non-binding advisory vote regarding the compensation of the Company's Named Executive Officers. For Against Abstain □ □ □ IB Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and if signing for a corporation, please give your title. When shares are in the name of more than one person, all should sign the proxy. +Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. / / 1UPX 2356172 0221AE

IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 28, 2015. THE PROXY MATERIALS ARE AVAILABLE ON-LINE AT: www.partech.com/investors/proxy ▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼ REVOCABLE PROXY - PAR TECHNOLOGY CORPORATION ANNUAL MEETING OF SHAREHOLDERS - MAY 28, 2015 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned shareholder of PAR TECHNOLOGY CORPORATION hereby appoints RONALD J. CASCIANO and JOHN W. SAMMON or any one of them, jointly or severally, as proxies with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 2015 Annual Meeting of Shareholders to be held on Thursday, May 28, 2015 at 10:00 AM, Local Time, at Turning Stone Resort, Tower Meeting Rooms (Briar Room), 5218 Patrick Road, Verona, New York 13478 and at any adjournment thereof, for the matters set forth and more particularly described in the accompanying Notice of Annual Meeting and Proxy Statement and upon such other matters which may properly come before the meeting. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.